                                                                     EXHIBIT 4.2
================================================================================

                       EXCEL LEGACY CORPORATION, as Issuer


                                   $_________


           9.0% Convertible Redeemable Subordinated Secured Debentures

                               due _________, 2004


                              --------------------


                                    INDENTURE

                          Dated as of __________, 1999


                             -----------------------


            Norwest Bank Minnesota, National Association, as Trustee


================================================================================

                                TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----
ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE.............................................................1
   Section 1.01. Definitions......................................................................................1
   Section 1.02. Other Definitions................................................................................3
   Section 1.03. Incorporation by Reference of Trust Indenture Act................................................3
   Section 1.04. Rules of Construction............................................................................4

ARTICLE 2. THE SECURITIES.........................................................................................4
   Section 2.01. Form and Dating..................................................................................4
   Section 2.02. Execution and Authentication.....................................................................5
   Section 2.03. Registrar, Paying Agent and Conversion Agent.....................................................5
   Section 2.04. Paying Agent to Hold Money in Trust..............................................................5
   Section 2.05. Securityholder Lists.............................................................................6
   Section 2.06. Transfer and Exchange............................................................................6
   Section 2.07. Replacement Securities...........................................................................6
   Section 2.08. Outstanding Securities...........................................................................7
   Section 2.09. Treasury Securities..............................................................................7
   Section 2.10. Temporary Securities.............................................................................7
   Section 2.11. Cancellation.....................................................................................7
   Section 2.12. Defaulted Interest...............................................................................8

ARTICLE 3. REDEMPTION.............................................................................................8
   Section 3.01. Notices to Trustee...............................................................................8
   Section 3.02. Selection of Securities to be Redeemed...........................................................8
   Section 3.03. Notice of Redemption.............................................................................8
   Section 3.04. Effect of Notice of Redemption...................................................................9
   Section 3.05. Deposit of Redemption Price......................................................................9
   Section 3.06. Securities Redeemed in Part.....................................................................10

ARTICLE 4. COVENANTS.............................................................................................10
   Section 4.01. Payment of Securities...........................................................................10
   Section 4.02. SEC Reports.....................................................................................10
   Section 4.03. Compliance Certificate..........................................................................10
   Section 4.04. Stay, Extension and Usury Laws..................................................................11
   Section 4.05. Continued Existence.............................................................................11
   Section 4.06. Taxes...........................................................................................11

ARTICLE 5. SUCCESSORS............................................................................................11
   Section 5.01. When Company May Merge, etc.....................................................................11
   Section 5.02. Successor Corporation Substituted...............................................................12

ARTICLE 6. DEFAULTS AND REMEDIES.................................................................................12
   Section 6.01. Events of Default...............................................................................12
   Section 6.02. Acceleration....................................................................................14
   Section 6.03. Other Remedies..................................................................................14
   Section 6.04. Waiver of Past Defaults.........................................................................15

   Section 6.05. Control by Majority.............................................................................15
   Section 6.06. Limitation on Suits.............................................................................15
   Section 6.07. Rights of Holders to Receive Payment............................................................15
   Section 6.08. Collection Suit by Trustee......................................................................16
   Section 6.09. Trustee May File Proofs of Claim................................................................16
   Section 6.10. Priorities......................................................................................16
   Section 6.11. Undertaking for Costs...........................................................................17

ARTICLE 7. TRUSTEE...............................................................................................17
   Section 7.01. Duties of Trustee...............................................................................17
   Section 7.02. Rights of Trustee...............................................................................18
   Section 7.03. Individual Rights of Trustee....................................................................18
   Section 7.04. Trustee's Disclaimer............................................................................18
   Section 7.05. Notice of Defaults..............................................................................19
   Section 7.06. Reports by Trustee to Holders...................................................................19
   Section 7.07. Compensation and Indemnity......................................................................19
   Section 7.08. Replacement of Trustee..........................................................................19
   Section 7.09. Successor Trustee by Merger, etc................................................................20
   Section 7.10. Eligibility; Disqualification...................................................................21
   Section 7.11. Preferential Collection of Claims Against Company...............................................21
   Section 7.12. Sections Applicable to Registrar, Paying Agent and Conversion Agent.............................21

ARTICLE 8. DISCHARGE OF INDENTURE................................................................................21
   Section 8.01. Termination of Company's Obligations............................................................21
   Section 8.02. Application of Trust Money......................................................................23
   Section 8.03. Repayment to Company............................................................................23
   Section 8.04. Reinstatement...................................................................................23

ARTICLE 9. AMENDMENTS............................................................................................24
   Section 9.01. Without Consent of Holders......................................................................24
   Section 9.02. With Consent of Holders.........................................................................24
   Section 9.03. Compliance with Trust Indenture Act.............................................................25
   Section 9.04. Revocation and Effect of Consents...............................................................25
   Section 9.05. Notation on or Exchange of Securities...........................................................26
   Section 9.06. Trustee Protected...............................................................................26

ARTICLE 10. CONVERSION...........................................................................................26
   Section 10.01. Conversion Privilege...........................................................................26
   Section 10.02. Conversion Procedure...........................................................................27
   Section 10.03. Fractional Shares..............................................................................27
   Section 10.04. Taxes on Conversion............................................................................27
   Section 10.05. Company to Provide Stock.......................................................................28
   Section 10.06. Adjustment for Change in Capital Stock.........................................................28
   Section 10.07. Adjustment for Rights Issue....................................................................29
   Section 10.08. Adjustment for Other Distributions.............................................................29
   Section 10.09. Adjustment for Common Stock Issue..............................................................30
   Section 10.10. Adjustment for Convertible Securities Issue....................................................31
   Section 10.11. Current Market Price...........................................................................32
   Section 10.12. Consideration Received.........................................................................32

   Section 10.13. When Adjustment May Be Deferred................................................................32
   Section 10.14. When No Adjustment Required....................................................................33
   Section 10.15. Notice of Adjustment...........................................................................33
   Section 10.16. Voluntary Reduction............................................................................33
   Section 10.17. Notice of Certain Transactions.................................................................33
   Section 10.18. Reorganization of Company......................................................................34
   Section 10.19. Company Determination Final....................................................................34
   Section 10.20. Trustee's Disclaimer...........................................................................34

ARTICLE 11. SUBORDINATION........................................................................................35
   Section 11.01. Agreement to Subordinate.......................................................................35
   Section 11.02. Certain Definitions............................................................................35
   Section 11.03. Liquidation; Dissolution; Bankruptcy...........................................................35
   Section 11.04. Default on Senior Debt.........................................................................36
   Section 11.05. Acceleration of Securities.....................................................................36
   Section 11.06. When Distribution Must Be Paid Over............................................................37
   Section 11.07. Notice by Company..............................................................................37
   Section 11.08. Subrogation....................................................................................37
   Section 11.09. Relative Rights................................................................................37
   Section 11.10. Subordination May Not Be Impaired by Company...................................................38
   Section 11.11. Distribution or Notice to Representative.......................................................38
   Section 11.12. Rights of Trustee and Paying Agent.............................................................38

ARTICLE 12. COLLATERAL AND SECURITY..............................................................................38
   Section 12.01. Pledge Agreement...............................................................................38
   Section 12.02. Recording and Opinions.........................................................................39
   Section 12.03. Release of Collateral..........................................................................40
   Section 12.04. Certificates of the Company....................................................................40
   Section 12.05. Certificates of the Trustee....................................................................40
   Section 12.06. Authorization of Actions to Be Taken by the Trustee Under the Pledge Agreement.................41
   Section 12.07. Authorization of Receipt of Funds by the Trustee Under the Pledge Agreement....................41
   Section 12.08. Termination of Security Interest...............................................................41

ARTICLE 13. MISCELLANEOUS........................................................................................41
   Section 13.01. Trust Indenture Act Controls...................................................................41
   Section 13.02. Notices........................................................................................41
   Section 13.03. Communication by Holders with Other Holders....................................................42
   Section 13.04. Certificate and Opinion as to Conditions Precedent.............................................42
   Section 13.05. Statements Required in Certificate or Opinion..................................................42
   Section 13.06. Rules by Trustee and Agents....................................................................43
   Section 13.07. Legal Holidays.................................................................................43
   Section 13.08. No Recourse Against Others.....................................................................43
   Section 13.09. Counterparts...................................................................................43
   Section 13.10. Variable Provisions............................................................................43
   Section 13.11. Governing Law..................................................................................44
   Section 13.12. No Adverse Interpretation of Other Agreements..................................................44
   Section 13.13. Successors.....................................................................................44
   Section 13.14. Severability...................................................................................44
   Section 13.15. Table of Contents, Headings, Etc...............................................................44

EXHIBITS

Exhibit A      Form of Debenture
Exhibit B      Form of Pledge Agreement

                             CROSS-REFERENCE TABLE*

Trust Indenture
   Act Section                                                                        Indenture Section
----------------                                                                      -----------------
   310 (a) (1)             .......................................................          7.10
       (a) (2)             .......................................................          7.10
       (a) (3)             .......................................................          N.A.
       (a) (4)             .......................................................          N.A.
       (b)                 .......................................................          7.08; 7.10; 13.02
       (c)                 .......................................................          N.A.
   311 (a)                 .......................................................          7.11
   X   (b)                 .......................................................          7.11
       (c)                 .......................................................          N.A.
   312 (a)                 .......................................................          2.05
       (b)                 .......................................................          13.03
       (c)                 .......................................................          13.03
   313 (a)                 .......................................................          7.06
       (b) (1)             .......................................................          N.A.
       (b) (2)             .......................................................          7.06
       (c)                 .......................................................          7.06; 13.02
       (d)                 .......................................................          7.06
   314 (a)                 .......................................................          4.02; 13.02
       (b)                 .......................................................          N.A.
       (c) (1)             .......................................................          13.04
       (c) (2)             .......................................................          13.04
       (c) (3)             .......................................................          N.A.
       (d)                 .......................................................          12.03, 12.04, 12.05
       (e)                 .......................................................          13.05
       (f)                 .......................................................          N.A.
   315 (a)                 .......................................................          7.01(b)
       (b)                 .......................................................          7.05; 13.02
       (c)                 .......................................................          7.01(a)
       (d)                 .......................................................          7.01(c)
       (e)                 .......................................................          6.11
   316 (a)(last sentence)  .......................................................          2.09
       (a) (1) (A)         .......................................................          6.05
       (a) (1) (B)         .......................................................          6.04
       (a) (2)             .......................................................          N.A.
       (b)                 .......................................................          6.07
   317 (a) (1)             .......................................................          6.08
       (a) (2)             .......................................................          6.09
       (b)                 .......................................................          2.04
   318 (a)                 .......................................................          13.01
                                       N.A. means not applicable.

------------
*  This Cross-Reference Table is not part of the Indenture.

         INDENTURE, dated as of _________ __, 1999, between Excel Legacy Corporation, a Delaware corporation ("Company"), and Norwest Bank Minnesota, National Association ("Trustee").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 9.0% Convertible Redeemable Subordinated Secured Debentures due _______, 2004 ("Securities"):

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

         "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.

         "Agent" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

         "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

         "capital stock" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock.

         "Collateral Agent" means the "Debentures Collateral Agent" as such term is defined in the Pledge Agreement.

         "Company" means the party named as such above until a successor replaces it in accordance with Article 5 and thereafter means the successor.

         "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Holder" or "Securityholder" means a person in whose name a Security is registered.

         "Indenture" means this Indenture as amended from time to time.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Material Subsidiary" means any subsidiary of the Company which is a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Act of 1933 and the Exchange Act, as amended, (as such Regulation is in effect on the date hereof), and any other subsidiary of the Company which is material to the business, earnings, prospects, assets or condition, financial or otherwise, of the Company and its subsidiaries taken as a whole.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Officer" means, with respect to any person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the Chairman of the Board, the President, the Treasurer, a Vice-President, the principal executive officer, the principal financial officer and/or the principal accounting officer of the Company. See Sections 13.04 and 13.05

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Sections 13.04 and 13.05.

         "person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Pledge Agreement" means the Pledge Agreement dated as of the date of this Indenture and substantially in the form attached as Exhibit B hereto, as such agreement may be amended, modified or supplemented from time to time.

         "Pledged Collateral" means the "Debentures Pledged Collateral" as such term is defined in the Pledge Agreement.

         "principal" of a debt security means the principal of the security plus the premium, if any, on the security.

         "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock as reported by Nasdaq, National Market System, or if the Common Stock is listed on a securities exchange, the last reported sales price of the Common Stock on such exchange which shall be for consolidated trading if applicable to such exchange or if neither so reported or listed, the last reported bid price of the Common Stock.

         "SEC" means the Securities and Exchange Commission.

         "Securities" means the Securities described above issued under this Indenture in the form of Exhibit A hereto.

         "subsidiary" of any specified person means (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly owned by such person or by such person and a subsidiary or subsidiaries of such person or (ii) any other person (other than a corporation) in which such person or such person and a subsidiary or subsidiaries of such person or a subsidiary or subsidiaries of such person directly or indirectly, at the date of determination thereof has at least majority ownership interest.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of execution of this Indenture.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

         "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

Section 1.02. Other Definitions.

         Term                                                                                 Defined in Section
         ----                                                                                 ------------------
         "Bankruptcy Law"..............................................................              6.01
         "Common Stock"................................................................             10.01
         "Conversion Agent"............................................................              2.03
         "Custodian....................................................................              6.01
         "Debt"........................................................................             11.02
         "Event of Default"............................................................              6.01
         "Legal Holiday"...............................................................             13.07
         "Officer".....................................................................             13.10
         "Paying Agent"................................................................              2.03
         "Payment Default".............................................................              6.01
         "Registrar"...................................................................              2.03
         "Representative"..............................................................             11.02
         "Senior Debt".................................................................             11.02
         "U.S. Government Obligations".................................................              8.01


Section 1.03. Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Securities;

                  "indenture security holder" means a Securityholder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee;

                  "obligor" on the Securities means the Company.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

         Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

                  (3) references to "generally accepted accounting principles" shall mean generally accepted accounting principles in effect as of the time when and for the period as to which such accounting principles are to be applied;

                  (4)      "or" is not exclusive;

                  (5) words in the singular include the plural, and in the plural include the singular; and

                  (6) provisions apply to successive events and transactions.

                                   ARTICLE 2.

                                 THE SECURITIES

Section 2.01. Form and Dating.

         The Securities shall be substantially in the form of Exhibit A, which is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

         The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.02. Execution and Authentication.

         An Officer shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

         If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

         A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee shall authenticate Securities for original issue up to the aggregate principal amount stated in paragraph 4 of the Securities upon a written order of the Company signed by two Officers. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate.

Section 2.03. Registrar, Paying Agent and Conversion Agent.

         The Company shall maintain in the Borough of Manhattan, City of New York, State of New York, and in such other locations as it shall determine (i) an office or agency where securities may be presented for registration of transfer or for exchange ("Registrar"), (ii) an office or agency where Securities may be presented for payment ("Paying Agent"), and (iii) an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term "Paying Agent" includes any additional paying agent; the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent, Registrar, Conversion Agent or co-registrar without prior notice. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or any of its subsidiaries may act as Conversion Agent, Paying Agent, Registrar or co-registrar.

Section 2.04. Paying Agent to Hold Money in Trust.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The

Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a subsidiary) shall have no further liability for the money. If the Company or a subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Securityholders all money held by it as Paying Agent.

Section 2.05. Securityholder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.06. Transfer and Exchange.

         Where Securities are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06, 9.05 or 10.02).

         The Company shall not be required (i) to issue, register the transfer of or exchange Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under
Section 3.02 and ending at the close of business on the day of selection, or
(ii) to register the transfer or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Section 2.07. Replacement Securities.

         If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder shall be required to provide an indemnity bond sufficient in the judgment of both to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

         Every replacement Security is an additional obligation of the Company and shall be entitled to all the benefits provided under this Indenture equally and proportionately with all other Securities duly issued hereunder.

Section 2.08. Outstanding Securities.

         The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, described in this Section as not outstanding.

         If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If Securities are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

         A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

Section 2.09. Treasury Securities.

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Securities that the Company or any Affiliate of the Company offers to purchase or acquire pursuant to an exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company or such Affiliate until legal title passes to the Company or such Affiliate.

Section 2.10. Temporary Securities.

         Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. As promptly as is reasonably practicable, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

Section 2.11. Cancellation.

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or conversion. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement, conversion or cancellation and shall dispose of canceled Securities in accordance with its normal practices. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation or that any Securityholder has converted pursuant to
Article 10.

Section 2.12. Defaulted Interest.

         If the Company fails to make a payment of interest on the Securities, it shall pay such defaulted interest plus any interest payable on the defaulted interest in any lawful manner. It may pay such defaulted interest, plus any such interest payable on it, to the persons who are Securityholders on a subsequent special record date. The Company shall fix any such record date (which shall be at least 5 and not more than 30 days before the payment date) and payment date. At least 15 days before any such record date, the Company shall mail to Securityholders a notice that states the record date, payment date, and amount of such interest to be paid. Interest to be paid prior to the expiration of the 30-day grace period specified in Section 6.01 shall be paid to Securityholders on the regular payment date for the interest payment that has not been made.

                                   ARTICLE 3.

                                   REDEMPTION

Section 3.01. Notices to Trustee.

         If the Company elects to redeem Securities pursuant to the optional redemption provisions of paragraph 5, it shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed.

         The Company shall give each notice provided for in this Section at least 50 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee).

Section 3.02. Selection of Securities to be Redeemed.

         If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with the requirements of any exchange on which the Securities are listed and that the Trustee considers fair and appropriate. The Trustee shall make the selection not more than 75 days and not less than 30 days before the redemption date from Securities outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them it selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be called for redemption.

Section 3.03. Notice of Redemption.

         At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Securities are to be redeemed at such Holder's registered address.

         The notice shall identify the Securities to be redeemed and shall state:

                  (1)      the redemption date;

                  (2)      the redemption price;

                  (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued in the name of the Holder thereof;

                  (4)      the conversion price;

                  (5) the name and address of the Paying Agent and Conversion Agent;

                  (6) that Securities called for redemption may be converted at any time before the close of business on the day prior to the redemption date;

                  (7) that Holders who want to convert Securities must satisfy the requirements in paragraph 7 of the Securities;

                  (8) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest;

                  (9) that interest on Securities called for redemption ceases to accrue on and after the redemption date;

                  (10) the paragraph of the Securities pursuant to which the Securities are being redeemed; and

                  (11) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

         At the Company's request, the Trustee shall give notice of redemption in the Company's name and at its expense.

Section 3.04. Effect of Notice of Redemption.

         Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the price set forth in the Security.

Section 3.05. Deposit of Redemption Price.

         On or before the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date (subject to the rights of Holders of record on the relevant record date to receive interest due on an interest payment date which may occur prior to the date of redemption). The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

Section 3.06. Securities Redeemed in Part.

         Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE 4.

                                    COVENANTS

Section 4.01. Payment of Securities.

         The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. Principal and interest shall be considered paid on the date due if the Paying Agent (other than the Company or a subsidiary) holds on that date money designated for and sufficient to pay all principal and interest then due and such Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture; provided, however, that money held by the Paying Agent for the benefit of holders of Senior Debt pursuant to the provisions of
Article 11 hereof shall not be considered paid within the meaning of this
Section 4.01.

         To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal, at the rate borne by the Securities, compounded semiannually; and (ii) overdue installments of interest (without regard to any applicable grace period) at the same rate, compounded semiannually.

Section 4.02. SEC Reports.

         The Company shall deliver to the Trustee and to the Holders within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA
Section 314(a). The Company shall timely comply with its reporting and filing obligations under the applicable federal securities law.

Section 4.03. Compliance Certificate.

         The Company shall deliver to the Trustee, within 105 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under, and complied with the covenants and conditions contained in, this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant, and complied with the conditions, contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Events of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities are prohibited. See Section 13.10.

         The Company will, so long as any of the Securities are outstanding deliver to the Trustee, forthwith upon becoming aware of (i) any Default, Event of Default or default in the performance of any covenant, agreement or condition in this Indenture or (ii) any event of default under any other mortgage, indenture or instrument as that term is used in Section 6.01(4), an Officers' Certificate specifying such Default, Event of Default or default.

Section 4.04. Stay, Extension and Usury Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.05. Continued Existence.

         Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation and will refrain from taking any action that would cause its existence as a corporation to cease, including without limitation any action that would result in its liquidation, winding up or dissolution.

Section 4.06. Taxes.

         The Company shall, and shall cause each of its subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

                                   ARTICLE 5.

                                   SUCCESSORS

Section 5.01. When Company May Merge, etc.

         The Company shall not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, any person unless:

                  (1) the person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

                  (2) the corporation formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all the obligations of the Company under the Securities and this Indenture, except that it need not assume the obligations of the Company as to conversion of Securities if, pursuant to Section 10.18, the Company or another person enters into a supplemental indenture obligating it to deliver the securities, cash or other assets deliverable upon conversion of Securities; and

                  (3) immediately after the transaction no Default or Event of Default exists.

         The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

Section 5.02. Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person has been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, assignment, transfer, lease, conveyance or other disposition shall not be released from the obligation to pay the principal of and interest on the Securities.

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

         An "Event of Default" occurs if:

                  (1) the Company defaults in the payment of interest on any Security when the same becomes due and payable, whether or not such payments shall be prohibited by Article 11, and the Default continues for a period of 30 days after the date due and payable;

                  (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon redemption or otherwise, whether or not such payments shall be prohibited by Article 11;

                  (3) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Securities, this Indenture or the Pledge Agreement and the Default continues for the period and after the notice specified below, whether or not such payments shall be prohibited by Article 11;

                  (4) an event of default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any subsidiary (or the payment of which is guaranteed by the Company or a subsidiary), whether such indebtedness or guarantee now exists or shall be created hereafter, if (a) either (i) such event of default results from the failure to pay when due principal of or interest on such indebtedness within the grace period provided for in such indebtedness (which failure continues beyond any applicable grace period) (a "Payment Default") or (ii) as a result of such event of default the maturity of such indebtedness has been accelerated prior to its expressed maturity and (b) the principal amount of such indebtedness, together with the principal amount of any other such indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $1,000,000 or more;

                  (5) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any subsidiary which remains undischarged for a period (during which execution shall not be effectively stayed) of 30 days, provided that the aggregate of all such judgments exceeds $500,000.

                  (6) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A)      commences a voluntary case,

                           (B) consents to the entry of an order for relief against it in an involuntary case,

                           (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                           (D) makes a general assignment for the benefit of its creditors, or

                           (E) generally is unable to pay its debts as the same become due;

                  (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any Material Subsidiary in an involuntary case,

                           (B) appoints a Custodian of the Company or any Material Subsidiary or for all or substantially all of its property, or

                           (C) orders the liquidation of the Company or any Material Subsidiary,

         and the order or decree remains unstayed and in effect for 60 days.

         The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or State Law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         A Default under clause (3) (other than Defaults under Section 4.05,
5.01 or 10.01 which Defaults shall be Events of Default with the notice but without the passage of time specified in this paragraph) or (5) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities notify the Company of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

Section 6.02. Acceleration.

         If an Event of Default (other than an Event of Default specified in clauses (6) and (7) of Section 6.01) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Securities by notice to the Company and the Trustee, may declare the unpaid principal of and accrued interest on all the Securities to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (6) or (7) of Section 6.01 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree, (ii) all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, and (iii) the Company has delivered an Officers' Certificate to the Trustee to the effect of clauses (i) and (ii) above.

Section 6.03. Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

         The Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of or interest on any Security or a Default or Event of Default under Article 10. When a Default or Event of Default is waived, it is cured and ceases; but no such waiver shall extend to any subsequent or other Default or impact any right consequent thereon.

Section 6.05. Control by Majority.

         The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Securityholders, or would involve the Trustee in personal liability.

Section 6.06. Limitation on Suits.

         A Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:

                  (1) the Holder gives to the Trustee notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in principal amount of the then outstanding Securities make a request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another
Securityholder.

Section 6.07. Rights of Holders to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of the Indenture upon any property subject to such Lien.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to bring suit for the enforcement of the right to convert the Security shall not be impaired or affected without the consent of the Holder.

Section 6.08. Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Securities and interest on overdue principal and interest and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

Section 6.10. Priorities.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First:   to the Trustee for amounts due under Section 7.07;

         Second:  to holders of Senior Debt to the extent required by Article
                  11;

         Third: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

         Fourth:  to the Company.

         Except as otherwise provided in Section 2.12, the Trustee may fix a record date and payment date for any payment to Securityholders.

Section 6.11. Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

                                   ARTICLE 7.

                                     TRUSTEE

Section 7.01. Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b)      Except during the continuance of an Event of Default:

                  (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1)      This paragraph does not limit the effect of paragraph
         (b) of this Section.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

         (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.

         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

Section 7.03. Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
7.10 and 7.11.

Section 7.04. Trustee's Disclaimer.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or any Statement in the Securities other than its authentication.

Section 7.05. Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Securityholders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Security (including any failure to make any mandatory redemption payment required hereunder), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

Section 7.06. Reports by Trustee to Holders.

         Within 60 days after the reporting date stated in Section 13.10, the Trustee shall mail to Securityholders a brief report dated as of such reporting date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

         The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses may include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee against any loss or liability incurred by it except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

         To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08. Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

                  (1)      the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3) a Custodian or public officer takes charge of the Trustee or its property; or

                  (4)      the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07. Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

Section 7.09. Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, provided that such successor shall otherwise be qualified and eligible to act as a Trustee pursuant to the provisions of this Article.

Section 7.10. Eligibility; Disqualification.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a). The Trustee shall always have a combined capital and surplus as stated in Section 13.10. The Trustee is subject to TIA
Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9). Section 13.10 lists any excluded indenture or trust agreement.

Section 7.11. Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12. Sections Applicable to Registrar, Paying Agent and Conversion
Agent.

         The term "Trustee" as used in Sections 7.01, 7.02, 7.03, 7.04 and 7.07 shall (unless the context otherwise requires) be construed as extending to and including the Trustee acting in its capacity, if any, as Paying Agent, Registrar and Conversion Agent.

                                   ARTICLE 8.

                             DISCHARGE OF INDENTURE

Section 8.01. Termination of Company's Obligations.

         This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.07 and 8.03 shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered to the Trustee for cancellation and the Company has paid all sums payable hereunder. In addition, subject to Section 8.04, the Company may terminate all of its obligations under this Indenture (except the Company's obligations under Sections 7.07 and 8.03) if:

                  (1) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption;

                  (2) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient without investment of such money or reinvestment of interest or proceeds from such U.S. Government Obligation to pay principal and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder. The Company may make the deposit only during the one-year period and only if Article 11 permits it;

                  (3) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the money or U.S. Government Obligations so deposited, without investment of such money or reinvestment of interest or proceeds on such U.S. Government Obligations, will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                  (4) the Company delivers to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such

         Opinion of Counsel shall confirm that, the holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such defeasance had not occurred;

                  (5) no Default or Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit and after giving effect thereto or, insofar as subsections (6) and (7) of Section
         6.01 are concerned, at any time during the period ending on and including the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                  (6) such defeasance shall not result in a breach or violation of, or constitute a default under any agreement or instrument to which the Company or any of its subsidiaries is bound, and shall not be prohibited by Article 11;

                  (7) the Company delivers to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, except that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, no opinion is given as to the effect of such laws on the trust funds except the following: (A) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to holders of the Securities, the Trustee will hold, for the benefit of such holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise and (B) such holders will be entitled to receive adequate protection of their interest in such trust funds if such trust funds are used;

                  (8) the Company delivers to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

                  (9) the Company delivers to the Trustee an Opinion of Counsel stating that neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

                  (10) the Company delivers to the Trustee an Officers' Certificate stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

         However, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 7.07, 8.03, 8.04 and in Article 10, shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07 and 8.03 shall survive.

         After a deposit made pursuant to this Section 8.01 and satisfaction of the conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

         "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged. In order to have money available on a payment date to pay principal or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

Section 8.02. Application of Trust Money.

         The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Securities. Money and securities so held in trust are not subject to Article 11.

Section 8.03. Repayment to Company.

         The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

         Subject to applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have first caused notice of such payment to the Company to be mailed to each Securityholder entitled thereto no less than 30 days prior to such payment. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

Section 8.04. Reinstatement.

         If (i) the Trustee or Paying Agent is unable to apply any money in accordance with Section 8.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application and (ii) the Holders of at least a majority in principal amount of the then outstanding Securities so request by written notice to the Trustee, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided, however, that if the Company makes any payment of interest on or principal of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9.

                                   AMENDMENTS

Section 9.01. Without Consent of Holders.

         The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder:

                  (1)      to cure any ambiguity, defect or inconsistency;

                  (2)      to comply with Sections 5.01 and 10.18;

                  (3) to provide for uncertificated Securities in addition to certificated Securities; or

                  (4) to make any change that does not adversely affect the rights hereunder of any Securityholder.

Section 9.02. With Consent of Holders.

         Subject to Section 6.07, the Company and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities. Subject to Sections 6.04 and 6.07, the Holders of a majority in principal amount of the Securities then outstanding may also waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment or waiver under this Section may not:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

                  (2) reduce the rate of or change the time for payment of interest on any Security;

                  (3) reduce the principal of or change the fixed maturity of any Security or alter the redemption provisions with respect thereto;

                  (4) make any Security payable in money other than that stated in the Security;

                  (5) make any change in Section 6.04, 6.07 or 9.02 (this sentence);

                  (6) make any change that adversely affects the right to convert any Security;

                  (7) make any change in Article 11 that adversely affects the rights of any Securityholder; or

                  (8) waive a default in the payment of the principal of, or interest on, any Security or any Default under Article 10.

         An amendment or waiver under this Section may not make any change that adversely affects the rights under Article 11 of any holder of an issue of Senior Debt unless the holders of the issue pursuant to its terms consent to the change or the change is otherwise permissible.

         To secure a consent of the Holders under this Section, it shall not be necessary for the Holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment or waiver under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment or waiver.

Section 9.03. Compliance with Trust Indenture Act.

         Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.

         Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer's Certificate certifying that the Holders of the requisite principal amount of Securities have consented to the amendment or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

         After an amendment or waiver becomes effective it shall bind every Securityholder, unless it is of the type described in any of clauses (1) through
(8) of Section 9.02. In such case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security that evidences the same debt as the consenting Holder's Security.

Section 9.05. Notation on or Exchange of Securities.

         The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

Section 9.06. Trustee Protected.

         The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section
13.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10.

                                   CONVERSION

Section 10.01. Conversion Privilege.

         A Holder of a Security may convert it into Common Stock at any time during the period stated in paragraph 7 of the Securities. The number of shares issuable upon conversion of a Security is determined as follows: Divide the principal amount to be converted by the conversion price in effect on the conversion date. Round the result to the nearest 1/100th of a share.

         The initial conversion price is stated in paragraph 7 of the Securities. The conversion price is subject to adjustment.

         A Holder may convert a portion of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.

         "Common Stock" means Common Stock of the Company as it exists on the date of this Indenture or as it may be constituted from time to time.

Section 10.02. Conversion Procedure.

         To convert a Security a Holder must satisfy the requirements in paragraph 7 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date. As soon as practical after the conversion date, the Company shall deliver through the Conversion Agent a certificate for the number of full shares of Common Stock issuable upon the conversion and a check for any fractional share determined pursuant to Section 10.03. The person in whose name the certificate is registered shall become the stockholder of record on and after the conversion date.

         No payment or adjustment will be made for accrued interest on a converted Security or dividends on any Common Stock issued. However, interest will be paid on any interest payment date with respect to Securities surrendered for conversion after a record date for the payment of interest to the registered Holder on such record date.

         If a Holder converts more than one Security at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Securities converted.

         Upon a surrender of a Security that is converted in part, the Company shall issue and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

         If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

Section 10.03. Fractional Shares.

         The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead the Company will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined as follows: Multiply the current market price (as set forth below) of a full share by the fraction. Round the result to the nearest cent.

         The current market price of a share of Common Stock is the Quoted Price of the Common Stock on the last trading day prior to the conversion date. In the absence of such a quotation, the Company shall determine the current market price on the basis of such quotations as it considers appropriate.

Section 10.04. Taxes on Conversion.

         If a Holder of a Security converts it, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than the Holder's name.

Section 10.05. Company to Provide Stock.

         The Company has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury, solely for the purpose of issuance upon conversion of Securities as herein provided, enough shares of Common Stock to permit the conversion of the Securities in full.

         All shares of Common Stock which may be issued upon conversion of the Securities shall be duly authorized, validly issued, fully paid and non-assessable when issued.

         The Company will take all reasonable necessary actions to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and will take all reasonable necessary actions to list such shares on each national securities exchange on which the Common Stock is listed.

Section 10.06. Adjustment for Change in Capital Stock.

         If the Company:

                  (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                  (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (3) combines its outstanding shares of Common Stock into a smaller number of shares;

                  (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

                  (5) issues by reclassification of its Common Stock any shares of its capital stock;

then the conversion privilege and the conversion price in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted shall be entitled to receive the number of shares of capital stock of the Company which he would have owned immediately following such action if he had converted the Security immediately prior to such action.

         The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         If after an adjustment a Holder of a Security upon conversion of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted conversion price between the classes of capital stock. After such allocation, the conversion privilege and the conversion price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Article.

Section 10.07. Adjustment for Rights Issue.

         If the Company distributes any rights or warrants to substantially all holders of its Common Stock entitling them for a period expiring within 60 days after the record date mentioned below to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share on that record date, the conversion price shall be adjusted in accordance with the formula:

                                          N x P
                                     O  + -----
                                            M
                           C' = C x -----------
                                      O  +  N

where:

         C' = the adjusted conversion price.

         C = the current conversion price.

         O = the number of shares of Common Stock outstanding on the record date.

         N = the number of additional shares of Common Stock offered.

         P = the offering price per share of the additional shares.

         M = the current market price per share of Common Stock on the record date.

         The adjustment shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights or warrants. If at the end of the period during which such warrants or rights are exercisable, not all warrants or rights shall have been exercised, the conversion price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

Section 10.08. Adjustment for Other Distributions.

         If the Company distributes to all holders of its Common Stock any of its assets or debt securities or any rights or warrants to purchase assets, debt securities or other securities of the Company, the conversion price shall be adjusted in accordance with the formula:

                                             M - F
                                    C' = C x -----
                                               M

         where:

         C' = the adjusted conversion price.

         C = the current conversion price.

         M = the current market price per share of Common Stock on the record date mentioned below.

         F = the fair market value on the record date of the assets, securities, rights or warrants applicable to one share of Common Stock. The Board of Directors shall determine the fair market value.

         The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

         This Section does not apply to regular cash dividends or cash distributions paid out of consolidated current earnings as shown on the books of the Company. Also, this Section does not apply to rights or warrants referred to in Section 10.07.

Section 10.09. Adjustment for Common Stock Issue.

         If the Company issues shares of Common Stock for a consideration per share less than the current market price per share on the date the Company fixes the offering price of such additional shares, the conversion price shall be adjusted in accordance with the formula:

                                                   P
                                               O + -
                                                   M
                                      C' = C x -----
                                                 A

         where:

         C' = the adjusted conversion price.

         C = the then current conversion price.

         O = the number of shares outstanding immediately prior to the issuance of such additional shares.

         P = the aggregate consideration received for the issuance of such additional shares.

         M = the current market price per share on the date of issuance of such additional shares.

         A = the number of shares outstanding immediately after the issuance of such additional shares.

         The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

         This Section does not apply to (i) any of the transactions described in Sections 10.07, 10.08 and 10.10, (ii) the conversion of Securities, or the conversion, exchange or exercise of other securities convertible or exchangeable for Common Stock, (iii) Common Stock issued to the Company's employees under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this Section (but only to the extent that the aggregate number of shares excluded hereby and issued after the date of this Indenture shall not exceed 5% of the Common Stock outstanding at the time of the adoption of each such plan, exclusive of antidilution adjustments thereunder), (iv) Common Stock issued to acquire, or in the acquisition of, all or any portion of a business as a going concern, in an arm's length transaction between the

Company and an unaffiliated third party, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise, or (v) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting.

Section 10.10. Adjustment for Convertible Securities Issue.

         If the Company issues any securities convertible into or exchangeable or exercisable for Common Stock (other than the Securities or securities issued in transactions described in Sections 10.07 and 10.08) for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities less than the current market price per share on the date of issuance of such securities, the conversion price shall be adjusted in accordance with this formula:

                                                P
                                            O + -
                                                M
                                   C' = C x -----
                                            O + D

where:

         C' = the adjusted conversion price.

         C = the then current conversion price.

         O = the number of shares outstanding immediately prior to the issuance of such securities.

         P = the aggregate consideration received for the issuance of such securities.

         M = the current market price per share on the date of issuance of such securities.

         D = the maximum number of shares deliverable upon conversion or in exchange for or upon exercise of such securities at the initial conversion, exchange or exercise rate.

         The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Common Stock deliverable upon conversion, exchange or exercise of such securities have not been issued when such securities are no longer outstanding, then the conversion price shall promptly be readjusted to the conversion price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion, exchange or exercise of such securities.

         This Section does not apply to (i) convertible securities issued to acquire, or in the acquisition of, all or any portion of a business as a going concern, in an arm's length transaction between the Company and an unaffiliated third party, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise, or (ii) convertible securities issued in a bona fide public offering pursuant to a firm commitment underwriting.

Section 10.11. Current Market Price.

         In Sections 10.07, 10.08, 10.09 and 10.10, the current market price per share of Common Stock on any date shall equal 95% of the average of the Quoted Prices of the Common Stock for 30 consecutive trading days ending on the last full trading day prior to the date in question. In the absence of one or more such quotations, the Company shall determine the current market price on the basis of such quotations as it considers appropriate.

Section 10.12. Consideration Received.

         For purposes of any computation respecting consideration received pursuant to Sections 10.09 and 10.10, the following shall apply:

                  (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                  (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board resolution which shall be filed with the Trustee; and

                  (3) in the case of the issuance of securities convertible into or exchangeable or exercisable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this Section).

Section 10.13. When Adjustment May Be Deferred.

         No adjustment in the conversion price need be made unless the adjustment would require an increase or decrease of at least 1% in the conversion price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

         All calculations under this Article shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

Section 10.14. When No Adjustment Required.

         No adjustment need be made for a transaction referred to in Sections 10.06, 10.07, 10.08, 10.09 or 10.10 if all Securityholders are entitled to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

         No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

         No adjustment need be made for a change in the par value or no par value of the Common Stock.

         To the extent the Securities become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

Section 10.15. Notice of Adjustment.

         Whenever the conversion price is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment. The Company shall file with the Trustee a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

Section 10.16. Voluntary Reduction.

         The Company from time to time may reduce the conversion price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period, provided, that in no event may the conversion price be less than the par value of a share of Common Stock.

         Whenever the conversion price is reduced, the Company shall mail to Securityholders and the Trustee a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced conversion price takes effect. The notice shall state the reduced conversion price and the period it will be in effect.

         A reduction of the conversion price does not change or adjust the conversion price otherwise in effect for purposes of Sections 10.06, 10.07, 10.08, 10.09 and 10.10.

Section 10.17. Notice of Certain Transactions.

         If:

                  (1) the Company takes any action that would require an adjustment in the conversion price pursuant to Sections 10.06, 10.07, 10.08, 10.09 or 10.10 and if the Company does not let Securityholders participate pursuant to Section 10.14;

                  (2) the Company takes any action that would require a supplemental indenture pursuant to Section 10.18; or

                  (3)      there is a liquidation or dissolution of the Company,

the Company shall mail to Securityholders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

Section 10.18. Reorganization of Company.

         If the Company is a party to a transaction subject to Section 5.01, or a merger which reclassifies or changes its outstanding Common Stock, upon consummation of such transaction the Securities shall automatically become convertible into the kind and amount of securities, cash or other assets which the Holder of a Security would have owned immediately after the consolidation, merger, transfer or lease if the Holder had converted the Security immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the person obligated to issue securities or deliver cash or other assets upon conversion of the Securities shall enter into a supplemental indenture so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article. The successor Company shall mail to Securityholders a notice describing the supplemental indenture.

         If securities deliverable upon conversion of Securities, as provided above, are themselves convertible into the securities of an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental indenture which shall so provide.

         If this Section applies, Section 10.06 does not apply.

Section 10.19. Company Determination Final.

         Subject to Section 10.15, any determination that the Company or the Board of Directors must make pursuant to Section 10.03, 10.06, 10.08, 10.09, 10.10, 10.11, 10.12 or 10.14 is conclusive.

Section 10.20. Trustee's Disclaimer.

         The Trustee has no duty to determine when an adjustment under this Article should be made, how it should be made or what it should be. The Trustee has no duty to determine whether any provisions of a supplemental indenture under Section 10.18 are correct. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article. Each Conversion Agent other than the Company shall have the same protection under this Section as the Trustee.

                                   ARTICLE 11.

                                  SUBORDINATION

Section 11.01. Agreement to Subordinate.

         The Company agrees, and each Securityholder by accepting a Security agrees, that the indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Debt, and that the subordination is for the benefit of the holders of Senior Debt; provided, however, that (a) substantially concurrently herewith, the Company and the Collateral Agent, for the benefit of the Holders, are entering into the Pledge Agreement, (b) notwithstanding any provision of this Article 11 to the contrary, (i) the Collateral Agent may exercise remedies under the Pledge Agreement in accordance with its terms, and (ii) in the event of any such exercise of remedies, the Collateral Agent shall be entitled to receive and apply any proceeds of any Pledged Collateral towards the indebtedness evidenced by the Securities prior to the application of the same toward repayment of Senior Debt.

Section 11.02. Certain Definitions.

         "Debt" of any person means any indebtedness, contingent or in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid of the purchase price of any property or interest therein, except any such balance that constitutes a trade payable, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such person prepared on a consolidated basis in accordance with generally accepted accounting principles.

         "Representative" means the indenture trustee or other trustee, agent or representative for an issue of Senior Debt.

         "Senior Debt" means all Debt (present or future) created, incurred, assumed or guaranteed by the Company (and all renewals, extensions or refundings thereof), unless the instrument under which such Debt is created, incurred, assumed or guaranteed expressly provides that such Debt is not senior or superior in right of payment to the Securities. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (i) any Debt of the Company to any of its subsidiaries, (ii) any liability for Federal, state, local or other taxes owed or owing by the Company, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), or
(iv) any obligations with respect to any capital stock.

Section 11.03. Liquidation; Dissolution; Bankruptcy.

         Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

                  (1) holders of Senior Debt shall be entitled to receive payment in full in cash of the principal of and interest (including interest accruing after the commencement of any such proceeding) to the date of payment on the Senior Debt before Securityholders shall be entitled to receive any payment of principal of or interest on Securities; and

                  (2) until the Senior Debt is paid in full in cash, any distribution to which Securityholders would be entitled but for this Article shall be made to holders of Senior Debt as their interests may appear, except that Securityholders may receive securities that are subordinated to Senior Debt to at least the same extent as the Securities.

         For purposes of this Article 11, a distribution may consist of cash, securities or other property, by set-off or otherwise.

Section 11.04. Default on Senior Debt.

         Upon the final maturity of any Senior Debt by lapse of time, acceleration or otherwise, all such Senior Debt shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Debt, before any payment is made by the Company or any person acting on behalf of the Company on account of the principal or interest of the Securities.

         The Company may not pay principal of or interest on the Securities and may not acquire any Securities for cash or property (other than capital stock of the Company or other securities of the Company that are subordinated to Senior Debt to at least the same extent as the Securities) if:

                  (1) a default on Senior Debt occurs and is continuing that permits holders of such Senior Debt to accelerate its maturity, and

                  (2) the default is the subject of judicial proceedings or the Company receives a notice of the default from a person who may give it pursuant to Section 11.12. If the Company receives any such notice, a subsequent notice received within nine months thereafter relating to the same issue of Senior Debt shall not be effective for purposes of this Section.

         The Company shall resume payments on the Securities and may acquire them when:

         (a)      the default is cured or waived, or

         (b) 120 days pass after the notice is given if the default is not the subject of judicial proceedings,

if this Article otherwise permits the payment or acquisition at that time.

Section 11.05. Acceleration of Securities.

         If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration. The Company shall pay the Securities when 120 days pass after the acceleration occurs if this Article permits the payment at that time; provided, however, that if no Senior Debt is outstanding at the time of such acceleration, the Company shall pay the Securities in accordance with the provisions of Article 6.

Section 11.06. When Distribution Must Be Paid Over.

         In the event that the Company shall make any payment to the Trustee on account of the principal or interest on the Securities at a time when such payment is prohibited by Section 11.03 or 11.04, such payment shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Debt (pro rata as to each of such holders on the basis of the respective amounts of Senior Debt held by them) or their representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         If a distribution is made to Securityholders that because of this Article should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear.

Section 11.07. Notice by Company.

         The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of principal of or interest on the Securities to violate this Article, but failure to give such notice shall not affect the subordination of the Securities to the Senior Debt provided in this Article. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

Section 11.08. Subrogation.

         After all Senior Debt is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Securityholders have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Debt.

Section 11.09. Relative Rights.

         This Article defines the relative rights of Securityholders and holders of Senior Debt. Nothing in this Indenture shall:

                  (1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

                  (2) affect the relative rights of Securityholders and creditors of the Company other than holders of Senior Debt or, as between the Company and the Trustee, the obligations of the Company to the Trustee; or

                  (3) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to Securityholders.

         If the Company fails because of this Article to pay principal of or interest on Security on the due date, the failure is still a Default or Event of Default.

Section 11.10. Subordination May Not Be Impaired by Company.

         No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

Section 11.11. Distribution or Notice to Representative.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

Section 11.12. Rights of Trustee and Paying Agent.

         The Trustee or Paying Agent may continue to make payments on the Securities until it receives notice of facts that would cause a payment of principal of or interest on the Securities to violate this Article. Only the Company, a Representative or a holder of an issue of Senior Debt that has no Representative may give the notice.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

                                   ARTICLE 12.

                             COLLATERAL AND SECURITY

Section 12.01. Pledge Agreement.

         The due and punctual payment of the principal of and interest, if any, on the Securities when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities and performance of all other obligations of the Company to the Holders of Securities or the Trustee under this Indenture and the Securities, according to the terms hereunder or thereunder, shall be secured as provided in the Pledge Agreement which the Company has entered into simultaneously with the execution of this Indenture and which is attached as Exhibit B hereto. Each Holder of Securities, by its acceptance thereof, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of Pledged Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Pledge Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Pledge Agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge Agreement, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Pledged Collateral contemplated hereby, by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Company shall take, or shall cause its Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected Lien in and on all the Pledged Collateral, in favor of the Collateral Agent for the benefit of the Holders of Securities, superior to and prior to the rights of all third persons and subject to no Liens other than the security interests granted to third persons as expressly contemplated by the Pledge Agreement.

Section 12.02. Recording and Opinions.

         (a) The Company shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Pledge Agreement, and reciting with respect to the security interests in the Pledged Collateral, the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

         (b) The Company shall furnish to the Collateral Agent and the Trustee on September 1 in each year beginning with September 1, 2000, an Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Pledge Agreement and reciting with respect to the security interests in the Pledged Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Securities and the Collateral Agent and the Trustee hereunder and under the Pledge Agreement with respect to the security interests in the Pledged Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

         (c)      The Company shall otherwise comply with the provisions of TIA
Section 314(b).

Section 12.03. Release of Collateral.

         (a) Subject to subsections (b), (c) and (d) of this Section 12.03, Pledged Collateral may be released from the Lien and security interest created by the Pledge Agreement at any time or from time to time in accordance with the provisions of the Pledge Agreement or as provided hereby.

         (b) At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Securities shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Collateral Agent, no release of Pledged Collateral pursuant to the provisions of the Pledge Agreement shall be effective as against the Holders of Securities.

         (c) The release of any Pledged Collateral from the terms of this Indenture and the Pledge Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Collateral is released pursuant to the terms of the Pledge Agreement. To the extent applicable, the Company shall cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Pledge Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Pledge Agreement, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent person, which person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

Section 12.04. Certificates of the Company.

         The Company shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Pledged Collateral pursuant to the Pledge Agreement, (i) all documents required by TIA Section 314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA
Section 314(d). The Trustee may, to the extent permitted by Sections 7.01 and
7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

Section 12.05. Certificates of the Trustee.

         In the event that the Company wishes to release Pledged Collateral in accordance with the Pledge Agreement and has delivered the certificates and documents required by the Pledge Agreement and Sections 13.03 and 13.04 hereof, the Trustee shall determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 13.04(b), shall deliver a certificate to the Collateral Agent setting forth such determination.

Section 12.06. Authorization of Actions to Be Taken by the Trustee Under the Pledge Agreement.

         Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Securities, direct, on behalf of the Holders of Securities, the Collateral Agent to, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Pledge Agreement and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Pledged Collateral by any acts that may be unlawful or in violation of the Pledge Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Securities in the Pledged Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Securities or of the Trustee).

Section 12.07. Authorization of Receipt of Funds by the Trustee Under the Pledge Agreement.

         The Trustee is authorized to receive any funds for the benefit of the Holders of Securities distributed under the Pledge Agreement, and to make further distributions of such funds to the Holders of Securities according to the provisions of this Indenture.

Section 12.08. Termination of Security Interest.

         Upon the payment in full of all Obligations of the Company under this Indenture and the Securities, or upon Legal Defeasance, the Trustee shall, at the request of the Company, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Pledge Agreement.

                                   ARTICLE 13.

                                  MISCELLANEOUS

Section 13.01. Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 13.02. Notices.

         Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail to the other's address stated in Section 13.10. The Company or the Trustee by notice to the other may designate additional or different address for subsequent notices or communications.

         Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

         All other notices or communications shall be in writing.

Section 13.03. Communication by Holders with Other Holders.

         Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 13.04. Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 13.05. Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 13.06. Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07. Legal Holidays.

         A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the State of New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 13.08. No Recourse Against Others.

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities, the Indenture or the Pledge Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by excepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

Section 13.09. Counterparts.

         This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 13.10. Variable Provisions.

         "Officer" means Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

         The Company initially appoints the Trustee as Conversion Agent, Paying Agent, Registrar and authenticating agent.

         The first certificate pursuant to Section 4.03 shall be for the fiscal year ending on December 31, 1999.

         The reporting date for Section 7.06 is May 15 of each year. The first reporting date is May 15, 2000.

         The Trustee shall always have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

         The Company's address is:

                  16955 Via Del Campo, Suite 100
                  San Diego, California  92127
                  Attn: Gary B. Sabin, President and Chief Executive Officer Facsimile No.: (619) 675-9405

         The Trustee's address is:

                  Norwest Bank Minnesota, National Association
                  Corporate Trust Services
                  Sixth & Marquette
                  MAC-N9303-120
                  Minneapolis, Minnesota  55479
                  Facsimile No.:  (612) 667-9825

Section 13.11. Governing Law.

         The internal laws of the State of New York shall govern this Indenture and the Securities, without regard to the conflicts of laws provisions thereof.

Section 13.12. No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.13. Successors.

         All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.14. Severability.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.15. Table of Contents, Headings, Etc.

         The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                            [Signature Page Follows]

                           [Indenture Signature Page]

                                   SIGNATURES

Dated:  as of ________________          EXCEL LEGACY CORPORATION,
                                        a Delaware corporation


                                        By ________________________


Dated:  as of ________________          NORWEST BANK MINNESOTA,
                                        National Association


                                        By ________________________

                                    Exhibit A
                               (Face of Security)

CUSIP ____________

No. ___                                                          $ _____________

           9.0% CONVERTIBLE REDEEMABLE SUBORDINATED SECURED DEBENTURE
                             DUE _________ __, 2004

                            EXCEL LEGACY CORPORATION

promises to pay to

                                  _____________

or registered assigns,

the principal sum of              _____________      Dollars on _______ __, 2004


Interest Payment Dates:   ___________ and ___________
Record Dates:             ___________ and ___________

                 This is one of the Securities described in the
       within-mentioned Indenture. Additional provisions of this Security are set forth on the other side of this Security.

Authenticated:                                         Dated:

Norwest Bank Minnesota, National Association,          Excel Legacy Corporation
as Trustee

By ________________________                            By _____________________
     Authorized Signature

            OR

as Authenticating Agent

By ________________________
     Authorized Signature

                               (Back of Security)

           9.0% Convertible Redeemable Subordinated Secured Debenture
                             due _________ __, 2004

         1. Interest. Excel Legacy Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on _________ __ and _________ __ of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 15, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the record date for the next interest payment date even though Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address.

         3. Paying Agent, Registrar and Conversion Agent. The Trustee will act as Conversion Agent, Paying Agent and Registrar. The Company may change any Paying Agent, Registrar, Conversion Agent or co-registrar without prior notice. The Company or any of its subsidiaries may act in any such capacity.

         4. Indenture and Pledge Agreement. The Company issued the Securities under an Indenture dated as of _________ __, 1999 ("Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA") as in effect on the date of the Indenture. The Securities are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Securityholders are referred to the Indenture and such Act for a statement of such terms. The Securities are unsecured general obligations of the Company limited to $___________ in aggregate principal amount. The Securities are secured by a pledge of certain shares of common stock, par value $.0001 per share, of Price Enterprises, Inc., a Maryland corporation, pursuant to the Pledge Agreement referred to in the Indenture.

         5. Optional Redemption. On or after _______ __, 2001, the Company may redeem all or some of the Securities from time to time at the redemption price of 100% of the principal amount of such Securities plus accrued interest to the redemption date.

         6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. In the event of a redemption of less than all of the Securities, the Securities will be chosen for redemption by the Trustee, generally pro rata or by lot. On and after the redemption date interest ceases to accrue on Securities or portions of them called for redemption.

         If this Security is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest will be paid to the person in whose name this Security is registered at the close of business on such record date.

         7. Conversion. A holder of a Security may convert it into Common Stock of the Company at any time before the close of business (New York time) on the day prior to the maturity date. If the Security is called for redemption, the holder may convert it at any time before the close of business (New York time) on the day prior to the redemption date (unless the Company shall default in payment due upon redemption thereof). The initial conversion price of $5.50 per share is subject to adjustment in certain events. To determine the number of shares issuable upon conversion of a Security, divide the principal amount to be converted by the conversion price in effect on the conversion date. On conversion, no payment or adjustment for interest will be made. However, interest will be paid on any interest payment date with respect to Securities surrendered for conversion after a record date for the payment of interest to the registered holder on such record date. The Company will deliver a check for any fractional share.

         To convert a Security a holder must (1) complete and sign the conversion notice on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, and (4) pay any transfer or similar tax if required. A holder may convert a portion of a Security if the portion is $1,000 or an integral multiple of $1,000.

         The conversion price is subject to adjustment as set forth in the Indenture in certain events. No adjustment in the conversion price will be required unless such adjustment would require a change of at least 1% in the price then in effect; but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

         The Company from time to time may voluntarily reduce the conversion price for a period of time, provided that the conversion price is not less than the par value of a share of Common Stock.

         If the Company is a party to a consolidation or merger or a transfer or lease of all or substantially all of its assets, the Securities automatically become convertible into the kind and amount of securities, cash or other assets which the Holder of a Security would have owned immediately after such transaction if the Holder had converted the Security immediately before the effective date of the transaction.

         8. Subordination. The Securities are subordinated to Senior Debt, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt must be paid before the

Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

         9. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption (except the unredeemed portion of any Security being redeemed in part). Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

         10. Persons Deemed Owners. Except as provided in paragraph 2, the registered holder of a Security may be treated as its owner for all purposes.

         11. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of at least a majority in principal amount of the then outstanding Securities, and any existing default may be waived with the consent of the holders of a majority in principal amount of the then outstanding Securities. Without the consent of any Securityholder, the Indenture or the Securities may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to Securityholders or to make any change that does not adversely affect the rights of any Securityholder.

         12. Defaults and Remedies. An Event of Default is: default for 30 days in payment of interest on the Securities; default in payment of principal on them; failure by the Company for 30 days after notice to it to comply with any of its other agreements in the Indenture or the Securities or, in the case of failure by the Company to maintain its corporate existence or to comply with the restrictions on consolidation, merger or transfer or lease of substantially all its assets or the provisions regarding conversion of Securities, with such notice but without such passage of time; certain defaults under and accelerations prior to maturity of other indebtedness; certain final judgments which remain undischarged; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable without further action or notice. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

         13. Trustee Dealings with the Company. Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         14. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

         15. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture, which has in it the text of this Security in larger type. Requests may be made to:

                       Treasurer, Excel Legacy Corporation
                         16955 Via Del Campo, Suite 100
                           San Diego, California 92127

                                 ASSIGNMENT FORM

                To Assign this Security, fill in the form below:

                  I or we assign and transfer this Security to

                               __________________
                              [__________________]
                       (Insert assignee's social security

                               or tax I.D. number)

                            _________________________

                            _________________________

                            _________________________

                            _________________________

             (Print or type assignee's name, address and zip code)

                            and irrevocably appoint

                            _________________________

   agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


                                CONVERSION NOTICE

   To convert this Security into Common Stock of the Company, check the box:

                                      _____
                                     [_____]

  To convert only part of this Security, state the amount ($1,000 or integral multiples thereof):

                               __________________
                                 [$___________]

If you want the stock certificate made out in another person's name, fill in the form below:

                               __________________
                              [__________________]

                          (insert other person's social

                          security or tax I.D. number)

                            _________________________

                            _________________________

                            _________________________

                            _________________________

            Print or type other person's name, address and zip code)


Date: ____________ Your Signature:            ________________________

                                              ________________________

                       (Sign exactly as your name appears
                       on the other side of this Security)

                                    Exhibit B

                                PLEDGE AGREEMENT

                  THIS PLEDGE AGREEMENT (this "Agreement") is made and entered into as of _______, 1999 by Excel Legacy Corporation, a Delaware corporation (the "Pledgor"), having its principal office at 16955 Via Del Campo, Suite 100, San Diego, California, in favor of Norwest Bank Minnesota, National Association (the "Debentures Collateral Agent"), having an office at Sixth & Marquette, MAC-N9303-120, Minneapolis, Minnesota, as collateral agent in favor of the holders (the "Holders") of the Pledgor's 9.0% Convertible Redeemable Subordinated Secured Debentures due 2004 (the "Debentures"). Capitalized terms used and not defined herein shall have the meanings given to such terms in the Indenture referred to below.

                              W I T N E S S E T H:

                  WHEREAS, the Pledgor is the legal and beneficial owner of certain shares of common stock, par value $.0001 per share (the "Common Stock"), of Price Enterprises, Inc., a Maryland corporation (the "Issuer");

                  WHEREAS, the Pledgor and Norwest Bank Minnesota, National Association, as trustee, have entered into that certain indenture dated as of _________, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Pledgor proposes to issue, from time to time, up to $_________ in aggregate principal amount of the Debentures;

                  WHEREAS, the terms of the Indenture require that the Pledgor
(i) pledge to the Debentures Collateral Agent for the benefit of the Holders, and grant to the Debentures Collateral Agent for the benefit of the Holders a security interest in, the Debentures Pledged Collateral (as defined herein) and
(ii) execute and deliver this Agreement in order to secure the payment and performance by the Pledgor of all of the Obligations of the Pledgor under the Indenture and the Debentures (the "Obligations"); and

                  WHEREAS, the Pledgor and The Sol and Helen Price Trust have entered into that certain Note Purchase Agreement dated as of ________, 1999 (the "Price Note Purchase Agreement") pertaining to the Secured Promissory Note (the "Price Note") issued thereunder, and the Pledgor and James F. Cahill (the "Price Note Collateral Agent") have entered a Pledge Agreement of even date therewith (the "Price Note Pledge Agreement") pursuant to which Pledgor has granted to the Price Note Collateral Agent, as collateral agent for the holders of the Price Note, a security interest (the "Price Note Security Interest") in, among other things, the Debentures Pledged Shares.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

         SECTION 1. Pledge. The Pledgor hereby pledges to the Debentures Collateral Agent for its benefit and for the ratable benefit of the Holders, and grants to the Debentures Collateral Agent for the ratable benefit of the Holders a continuing first priority security interest in, all of the Pledgor's right, title and interest in the following (the "Debentures Pledged Collateral"):

                  The shares of Common Stock (the "Debentures Pledged Shares") from time to time identified on a certificate (a "Debentures Collateral Identification Certificate") in the form attached hereto as Exhibit A, and all products and proceeds of any of the Debentures Pledged Shares, including, without limitation, all dividends, cash, options, warrants, rights, instruments, subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Debentures Pledged Shares or any of the foregoing

         Each Debentures Collateral Identification Certificate (i) shall have been completed to identify the principal amount of Debentures to be issued at such time (for purposes of said Debentures Collateral Identification Certificate, the "Incremental Debentures"), (ii) shall have been completed to identify a number of Debentures Pledged Shares equal to 117.647 shares of Common Stock for each $1,000 principal amount of Incremental Debentures (the "Incremental Debentures Pledged Shares"), as well as the appropriate certificate(s) evidencing the Incremental Debentures Pledged Shares, (iii) shall have been duly executed by the Pledgor, and (iv) shall include an Acknowledgment of Price Note Collateral Agent duly executed by the Price Note Collateral Agent.

         The pledge and security interest made and granted in this Section 1 is made and granted for the purpose of securing all of the Obligations under the Indenture and the Debentures (including, without limitation, interest and any other Obligations accruing after the date of any filing by the Pledgor of any petition in bankruptcy or the commencement of any bankruptcy, insolvency or similar proceeding with respect to the Pledgor).

                  The Pledgor agrees that it shall not be entitled to issue Debentures at any time under the Indenture unless and until it shall have provided to the Debentures Collateral Agent a Debentures Collateral Identification Certificate (and the accompanying Incremental Debentures Pledged Shares) in connection therewith.

         SECTION 2. Delivery of Pledged Collateral. Pledgor hereby agrees that all certificates or instruments representing or evidencing the Debentures Pledged Collateral shall be immediately delivered to and held at all times by the Debentures Collateral Agent pursuant hereto. All Debentures Pledged Shares shall be in suitable form for transfer by delivery, or issued in the name of Pledgor and accompanied by instruments of transfer or assignment duly executed in blank and undated, and in either case having attached thereto all requisite federal or state stock transfer tax stamps, all in form and substance satisfactory to the Debentures Collateral Agent.

         SECTION 3. Price Notes Security Interest. The Debentures Collateral Agent acknowledges the security interest and pledge of the Debentures Pledged Collateral pursuant to the Price Note Pledge Agreement. Until the earlier to occur of the termination of this Agreement or the Price Note Pledge Agreement, the Debentures Collateral Agent agrees to hold the Debentures Pledged Collateral for itself and for the Price Note Collateral Agent, in order to perfect the security interest in the Debentures Pledged Collateral for itself under this Agreement and for the Price Note Collateral Agent under the Price Note Pledge Agreement. The Debentures Collateral Agent shall not be required to hold, and agrees that it will not hold, the Debentures Pledged Collateral for any person other than the Holders and the Price Note Collateral Agent in order to perfect a security interest in the Debentures Pledged Collateral.

         SECTION 4. Release.

         (a) General. Subject to the receipt by the Debentures Collateral Agent of a Release Certificate as described in Section 4(b) below, following the repurchase, redemption or defeasance from time to time by the Pledgor of any or all of the Debentures or the conversion of any or all of the Debentures into Common Stock as provided by the Indenture (and upon receipt by the Debentures Collateral Agent of evidence reasonably satisfactory to it of the principal amount of Debentures so repurchased, redeemed, defeased or converted and subject to the satisfaction of any additional applicable conditions set forth in the Indenture, including the furnishing of a certificate of the Trustee to the Debentures Collateral Agent as required by Section 12.07 of the Indenture), the Debentures Collateral Agent shall release from the pledge and security interest created by Section 1 of this Agreement a number of Debentures Pledged Shares equal to 117.647 Debentures Pledged Shares for each $1,000 in principal amount of Debentures subject to such repurchase, redemption, defeasance or conversion. In connection with such release, the Debentures Collateral Agent also shall take such steps as the Pledgor reasonably may request in order to evidence the termination of said pledge and security interest in the Debentures Pledged Shares so released. Any shares released pursuant to this Section 4 shall no longer be deemed to be "Debentures Pledged Shares" or "Debentures Pledged Collateral" for purposes of this Agreement.

         (b) Release Certificate. The Debentures Collateral Agent shall not release any Debentures Pledged Shares unless and until the Pledgor shall have provided to the Debentures Collateral Agent a Release Certificate and accompanying Acknowledgment of Price Note Collateral Agent in the form attached hereto as Exhibit B duly executed by each of the Pledgor and the Price Note Collateral Agent. The Release Certificate shall indicate whether all obligations owed by Pledgor under the Price Note and the Price Note Purchase Agreement have been satisfied in full, the amount of Debentures Pledged Shares to be released and the party to whom such shares shall be delivered. Any Debentures Pledged Shares required to be released pursuant to Section 4(a) of this Agreement or upon the termination of this Agreement shall be released and delivered by the Debentures Collateral Agent in accordance with the instructions contained in an applicable Release Certificate.

         For purposes of this Agreement, any reference to a Release Certificate shall be deemed to include an accompanying Acknowledgment of Price Note Collateral Agent, unless no such acknowledgment is required as provided by the following sentence. From and after the date the Price Notes Collateral Agent provides to the Debentures Collateral Agent a Payment Certificate in the form attached hereto as Exhibit C, which certificate shall indicate that all obligations of the Pledgor under the Price Note and the Price Note Purchase Agreement have been satisfied in full, then any Release Certificate provided by the Pledgor to the Debentures Collateral Agent need not be accompanied by an Acknowledgment of Price Note Collateral Agent.

         SECTION 5. Representations and Warranties. The Pledgor hereby makes all representations and warranties applicable to the Pledgor contained in the Indenture. The Pledgor further represents and warrants that:

         (a) The Pledgor is the legal, record and beneficial owner of the Debentures Pledged Collateral, free and clear of any Lien or claims of any person other than the security interest created under this Agreement and the Price Note Security Interest.

         (b) This Agreement has been duly executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

         (c) Upon (i) the delivery to the Debentures Collateral Agent of the Debentures Pledged Collateral, and (ii) the filing of Uniform Commercial Code (the "UCC") financing statements in the Secretary of State's office for the State of California referencing Pledgor as debtor thereunder, the Debentures Collateral Agent (as agent for the Holders) as the secured party thereunder, and the Debentures Pledged Collateral as the collateral thereunder, the pledge of the Debentures Pledged Collateral pursuant to this Agreement shall create a valid and perfected security interest in the Debentures Pledged Collateral, securing the payment of the Obligations for the benefit of the Debentures Collateral Agent and the Holders, and enforceable as such against all creditors of the Pledgor and any persons purporting to purchase any of the Debentures Pledged Collateral from the Pledgor.

         (d) Upon (i) the delivery to the Debentures Collateral Agent of the Debentures Pledged Collateral, the delivery to the Senior Notes Collateral Agent (as defined in the Price Note Pledge Agreement) of the Senior Notes Pledged Collateral (as defined in the Price Note Pledge Agreement) and the delivery to the Price Note Collateral Agent of the Price Note Pledged Collateral (as defined in the Price Note Pledge Agreement) other than the Debentures Pledged Collateral and the Senior Notes Pledged Collateral, and (ii) the filing of UCC financing statements in the Secretary of State's office for the State of California referencing Pledgor as debtor thereunder, the Price Note Collateral Agent (as agent for the holders of the Price Note) as the secured party thereunder, and the Price Note Pledged Collateral as the collateral thereunder, the pledge of the Price Note Pledged Collateral (which includes the Debentures Pledged Collateral and the Senior Notes Pledged Collateral) pursuant to the Price Note Pledge Agreement shall create a valid and perfected security interest in the Debentures Pledged Collateral, securing the payment of the obligations of the Pledgor under the Price Note and the Price Note Purchase Agreement for the benefit of the Price Note Collateral Agent and the holders of the Price Note, and enforceable as such against all creditors of the Pledgor and any persons purporting to purchase any of the Price Note Pledged Collateral from the Pledgor

         SECTION 6. Further Assurance. Pledgor will at all times cause the security interests granted pursuant to this Agreement to constitute valid perfected security interests in the Debentures Pledged Collateral, enforceable as such against all creditors of Pledgor and (except as otherwise specifically provided herein) any persons purporting to purchase any Debentures Pledged Collateral from Pledgor. The Pledgor will, promptly upon request by the Debentures Collateral Agent, execute and deliver or cause to be executed and delivered, or use its best efforts to procure, all substitute stock certificates, stock powers, proxies, tax stamps, assignments, instruments and other documents, all in form and substance satisfactory to the Debentures Collateral Agent, deliver any instruments to the Debentures Collateral Agent and take any other actions that are necessary or, in the reasonable opinion of the Debentures Collateral Agent, desirable to perfect, continue the perfection of, or protect the first priority of the Debentures Collateral Agent's security interest in, the Debentures Pledged Collateral, to protect the Debentures Pledged Collateral against the rights, claims, or interests of third persons, to enable the Debentures Collateral Agent to exercise or enforce its rights and remedies hereunder, or otherwise to effect the purposes of this Agreement. The Pledgor also hereby authorizes the Debentures Collateral Agent to file any financing or continuation statements with respect to the Debentures Pledged Collateral without the signature of the Pledgor to the extent permitted by applicable law. The Pledgor will pay all costs incurred in connection with any of the foregoing.

         SECTION 7. Voting Rights; Dividends; Etc.

         (a) So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Debentures Pledged

Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Indenture; provided, however, that the Pledgor shall not exercise or shall refrain from exercising any such right if such action would have a material adverse effect on the value of the Debentures Pledged Collateral or any part thereof or be inconsistent with or violate any provisions of this Agreement or the Indenture.

         (b) So long as no Event of Default shall have occurred and be continuing, and subject to the other terms and conditions of the Indenture, the Pledgor shall be entitled to receive, and to utilize (subject to the provisions of the Indenture) free and clear of the Lien of this Agreement, all cash dividends paid from time to time in respect of the Debentures Pledged Shares (other than the dividends described in Section 7(c)(ii) below).

         (c) Any and all (i) dividends, other distributions, interest and principal payments paid or payable in the form of instruments and/or other property (other than cash dividends permitted under Section 7(b) hereof) received, receivable or otherwise distributed in respect of, or in exchange for, any Debentures Pledged Collateral, (ii) dividends and other distributions paid or payable in cash in respect of any Debentures Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Debentures Pledged Collateral, shall in each case be forthwith delivered to the Debentures Collateral Agent to hold as Debentures Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Debentures Collateral Agent and the Holders, be segregated from the other property and funds of the Pledgor and be forthwith delivered to the Debentures Collateral Agent as Debentures Pledged Collateral in the same form as so received (with any necessary endorsements).

         (d) The Debentures Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to Sections 7(a) and 7(b) above.

         (e) Upon the occurrence and during the continuance of an Event of Default, (i) all rights of the Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to
Section 7(a) shall cease, and all such rights shall thereupon become vested in the Debentures Collateral Agent, which, to the extent permitted by law, shall thereupon have the sole right to exercise such voting and other consensual rights, and (ii) all dividends payable in respect of the Debentures Pledged Collateral shall be paid to the Debentures Collateral Agent and the Pledgor's right to receive such cash payments pursuant to Sections 7(b) hereof shall immediately cease.

         (f) Upon the occurrence and during the continuance of an Event of Default, the Pledgor shall execute and deliver (or cause to be executed and delivered) to the Debentures Collateral Agent all such proxies, dividend and interest payment orders and other instruments as the Debentures Collateral Agent may reasonably request for the purpose of enabling the Debentures Collateral Agent to exercise the voting and other rights that it is entitled to exercise pursuant to Section 7(e) above.

         (g) All payments of interest, principal or premium and all dividends and other distributions that are received by the Pledgor contrary to the provisions of this Section 7 shall be received in trust for the benefit of the Debentures Collateral Agent and the Holders, shall be segregated from the other property or funds of the Pledgor and shall be forthwith delivered to the Debentures Collateral Agent as Debentures Pledged Collateral in the same form as so received (with any necessary endorsements).

         SECTION 8. Covenants. The Pledgor hereby covenants and agrees with the Debentures Collateral Agent and the Holders that it will comply with all of the obligations, requirements and restrictions applicable to the Pledgor contained in the Indenture. The Pledgor further covenants and agrees, from and after the date of this Agreement and until the Obligations have been paid in full, that it will not (i) sell, assign, transfer, convey or otherwise dispose of, or grant any option or warrant with respect to, any of the Debentures Pledged Collateral without the prior written consent of the Debentures Collateral Agent, (ii) create or permit to exist any Lien upon or with respect to any of the Debentures Pledged Collateral, other than the security interest granted under this Agreement and the Price Note Security Interest, and Pledgor at all times will be the sole beneficial owner of the Debentures Pledged Collateral, (iii) other than the Price Note Pledge Agreement, enter into any agreement or understanding that purports to or that may restrict or inhibit the Debentures Collateral Agent's rights or remedies hereunder, including, without limitation, the Debentures Collateral Agent's right to sell or otherwise dispose of the Debentures Pledged Collateral, or (iv) fail to pay or discharge any tax, assessment or levy of any nature not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment with regard to the Debentures Pledged Collateral.

         SECTION 9. Power of Attorney. In addition to all of the powers granted to the Debentures Collateral Agent pursuant to Section 12.06 of the Indenture, the Pledgor hereby appoints and constitutes the Debentures Collateral Agent as the Pledgor's attorney-in-fact to exercise all of the following powers upon and at any time after the occurrence of an Event of Default: (i) collection of proceeds of any Debentures Pledged Collateral; (ii) conveyance of any item of Debentures Pledged Collateral to any purchaser thereof; (iii) giving of any notices or recording of any Liens under Section 6 hereof; (iv) making of any payments or taking any acts under Section 10 hereof and (v) paying or discharging taxes or Liens levied or placed upon or threatened against the Debentures Pledged Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Debentures Collateral Agent in its sole discretion, and such payments made by the Debentures Collateral Agent to become the obligations of the Pledgor to the Debentures Collateral Agent, due and payable immediately without demand. The Debentures Collateral Agent's authority hereunder shall include, without limitation, the authority to endorse and negotiate, for the Debentures Collateral Agent's own account, any checks or instruments in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document, transfer title to any item of Debentures Pledged Collateral, sign the Pledgor's name on all financing statements or any other documents deemed necessary or appropriate to preserve, protect or perfect the security interest in the Debentures Pledged Collateral and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, and prepare, file and sign the Pledgor's name on a proof of claim in bankruptcy or similar document against any customer of the Pledgor, and to take any other actions arising from or incident to the powers granted to the Debentures Collateral Agent in this Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

         SECTION 10. Collateral Agent May Perform. If the Pledgor fails to perform any agreement contained herein, the Debentures Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Debentures Collateral Agent incurred in connection therewith shall be payable by the Pledgor under Section 15 hereof.


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
         SECTION 11. No Assumption of Duties; Reasonable Care. The rights and powers granted to the Debentures Collateral Agent hereunder are being granted in order to preserve and protect the Debentures Collateral Agent's and the Holders' security interest in and to the Debentures Pledged Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Debentures Collateral Agent in connection therewith. Further, the rights and powers granted to the Debentures Collateral Agent hereunder are being granted in order to permit the Debentures Collateral Agent to hold the Debentures Pledged Collateral for the Price Note Collateral Agent, in order to perfect the security interest in the Debentures Pledged Collateral for the Price Note Collateral Agent under the Price Note Pledge Agreement. The Debentures Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Debentures Pledged Collateral in its possession if the Debentures Pledged Collateral is accorded treatment substantially equal to that which the Debentures Collateral Agent accords its own property, it being understood that the Debentures Collateral Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Debentures Pledged Collateral, whether or not the Debentures Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Debentures Pledged Collateral.

         SECTION 12. Subsequent Changes Affecting Collateral. The Pledgor represents to the Debentures Collateral Agent and the Holders that the Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Debentures Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, payments of interest and/or principal, reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that the Debentures Collateral Agent and the Holders shall have no responsibility or liability for informing the Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. The Pledgor covenants that it will not, without the prior written consent of the Debentures Collateral Agent, vote to enable, or take any other action to permit, the Issuer to sell or otherwise dispose of, or grant any option with respect to, any of the Debentures Pledged Collateral or create or permit to exist any Lien upon or with respect to any of the Debentures Pledged Collateral (except that the Pledgor may create and permit to exist the Price Note Security Interest in accordance with Section 3 of this Agreement). The Pledgor will defend the right, title and interest of the Debentures Collateral Agent and the Holders in and to the Debentures Pledged Collateral against the claims and demands of all persons.

         SECTION 13. Remedies Upon Default. If any Event of Default shall have occurred and be continuing, the Debentures Collateral Agent and the Holders shall have, in addition to all other rights given by law or by this Agreement or the Indenture, all of the rights and remedies with respect to the Debentures Pledged Collateral of a secured party under the UCC as in effect in the State of New York at that time. The Debentures Collateral Agent may, without notice and at its option, transfer or register, and the Pledgor shall register or cause to be registered upon request therefor by the Debentures Collateral Agent, the Debentures Pledged Collateral or any part thereof on the books of the Issuer into the name of the Debentures Collateral Agent or the Debentures Collateral Agent's nominee(s), with or without any indication that such Debentures Pledged Collateral is subject to the security interest hereunder. In addition, (i) with respect to any Debentures Pledged Collateral that shall then be in or shall thereafter come into the possession or custody of the Debentures Collateral Agent, the Debentures Collateral Agent may sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Debentures Collateral Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and (ii) with respect to any Debentures Pledged Collateral that shall be in or shall thereafter come into the possession or custody of the Price Note Collateral Agent, the Debentures Collateral Agent may instruct and otherwise work with the Price Note Collateral Agent to sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Debentures Collateral Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Debentures Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever (except that with respect to any such collateral consisting of Price Note Pledged Collateral, the Debentures Collateral Agent may instruct or otherwise work with the Price Note Collateral Agent to sell such collateral subject to Liens in favor of the Debentures Collateral Agent). Unless any of the Debentures Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Debentures Collateral Agent will give Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Debentures Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Debentures Pledged Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgor as provided below in Section 19.1, at least ten days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. The Debentures Collateral Agent or any Holder may, in its own name or in the name of a designee or nominee, buy any of the Debentures Pledged Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Debentures Pledged Collateral.

         SECTION 14. Irrevocable Authorization and Instruction to the Issuer. The Pledgor hereby authorizes and instructs the Issuer to comply with any instruction received by the Issuer from the Debentures Collateral Agent that (i) states that an Event of Default has occurred and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuer shall be fully protected in so complying.

         SECTION 15. Fees and Expenses. The Pledgor will upon demand pay to the Debentures Collateral Agent the amount of any and all reasonable fees and expenses (including, without limitation, the reasonable fees and disbursements of its counsel, of any investment banking firm, business broker or other selling agent and of any other experts and agents retained by the Debentures Collateral Agent) that the Debentures Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Debentures Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Debentures Collateral Agent and the Holders hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

         SECTION 16. Interest Absolute. All rights of the Debentures Collateral Agent and the Holders and the security interests created hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

         (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

         (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

         (c) any exchange, surrender, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations; or

         (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or of this Agreement.

         SECTION 17. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Debentures Pledged Collateral and any cash held shall be applied by the Debentures Collateral Agent in the following order of priorities:

         first, to payment of the expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Debentures Collateral Agent, and all expenses, liabilities and advances incurred or made by the Debentures Collateral Agent in connection therewith, and any other unreimbursed fees and expenses for which the Debentures Collateral Agent is to be reimbursed pursuant to Section 15 hereof;

         second, to the ratable payment (based on the principal amount of Debentures deemed by the Indenture to be outstanding at the time of distribution) of accrued but unpaid interest on such outstanding Debentures;

         third, to the ratable payment (based on the principal amount of Debentures deemed by the Indenture to be outstanding at the time of distribution) of unpaid principal of such outstanding Debentures;

         fourth, to the ratable payment (based on the principal amount of Debentures deemed by the Indenture to be outstanding at the time of distribution) of all other Obligations, until all Obligations shall have been paid in full; and

         fifth, to the payment to all persons who may be entitled by law thereto (including, without limitation, the Price Note Collateral Agent until such time as the Debentures Collateral Agent has received written notice from the Price Note Collateral Agent that the obligations of the Pledgor under the Price Note and the Price Note Purchase Agreement have been satisfied in full), or as a court of competent jurisdiction may direct, until all obligations to such persons shall have been paid in full; and

         finally, to payment to the Pledgor or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

         SECTION 18. Uncertificated Securities. Notwithstanding anything to the contrary contained herein, if any Debentures Pledged Shares (whether now owned or hereafter acquired) are uncertificated Debentures Pledged Shares, the Pledgor shall promptly notify the Debentures Collateral Agent, and shall promptly take all actions required to perfect the security interest of the Debentures Collateral Agent under applicable law. The Pledgor further agrees to take such actions as the Debentures Collateral Agent deems necessary or desirable to effect the foregoing and to permit the Debentures Collateral Agent to exercise any of its rights and remedies hereunder, and agrees to provide an Opinion of Counsel reasonably satisfactory to the Debentures Collateral Agent with respect to any such pledge of uncertificated Debentures Pledged Shares promptly upon request of the Debentures Collateral Agent.

         SECTION 19. Miscellaneous Provisions.

                  Section 19.1. Notices. All notices, approvals, consents or other communications required or desired to be given hereunder shall be in the form and manner as set forth in Section 13.02 of the Indenture, and delivered to the addresses set forth in such Section, or, in the case of the Debentures Collateral Agent, to: Norwest Bank Minnesota, National Association, Sixth & Marquette, MAC-N9303-120, Minneapolis, Minnesota, Attention: Corporate Trust Services, Telecopy No. (612) 667-9825.

                  Section 19.2. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Pledgor to the Debentures Collateral Agent to take any action or omit to take any action under this Agreement, the Pledgor shall deliver to the Debentures Collateral Agent an Officer's Certificate and/or an Opinion of Counsel in accordance with the requirements of Section 13.04 of the Indenture.

                  Section 19.3. No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor, the Issuer or any subsidiary thereof. No such pledge, security or debt agreement may be used to interpret this Agreement.

                  Section 19.4. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

                  Section 19.5. No Recourse Against Others. No director, officer, employee, stockholder or affiliate, as such, of the Pledgor or the Issuer shall have any liability for any obligations of the Pledgor under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting a Debenture, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debentures.

                  Section 19.6. Headings. The headings of the Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                  Section 19.7. Counterpart Originals. This Agreement may be signed in two or more counterparts. Each signed copy shall be an original, but all of them together represent one and the same agreement. Each counterpart may be executed and delivered by telecopy, if such delivery is promptly followed by the original manually signed copy sent by overnight courier.

                  Section 19.8. Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Agreement. The parties hereto acknowledge that the Price Note Collateral Agent is entitled to rely on any Debentures Collateral Identification Certificate which may be delivered under this Agreement.

                  Section 19.9. Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Agreement and any consent to any departure by the Pledgor from any provision of this Agreement shall be effective only if made or given in compliance with all of the terms and provisions of the Indenture necessary for amendments or waivers of, or consents to any departure by the Pledgor from any provision of the Indenture, as applicable; provided, however, that no amendment or waiver of any provision of this Agreement may adversely affect the rights of the Price Note Collateral Agent hereunder or under the Acknowledgment of Debentures Collateral Agent included within any Debentures Collateral Identification Certificate delivered pursuant to this Agreement without the prior written consent of the Price Note Collateral Agent. Neither the Debentures Collateral Agent nor any Holder shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Debentures Collateral Agent or any Holder to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Debentures Collateral Agent or any Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Debentures Collateral Agent or such Holder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  Section 19.10. Interpretation of Agreement. Time is of the essence in each provision of this Agreement of which time is an element. All terms not defined herein or in the Indenture shall have the meaning set forth in the applicable UCC, except where the context otherwise requires. To the extent a term or provision of this Agreement conflicts with the Indenture and is not dealt with herein with more specificity, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

                  Section 19.11. Continuing Security Interest; Transfer of Debentures. This Agreement shall create a continuing security interest in the Debentures Pledged Collateral and shall (i) remain in full force and effect until the payment in full of all the Obligations and all the fees and expenses owing to the Debentures Collateral Agent and the fulfillment of the conditions set forth in Section 19.17, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Debentures Collateral Agent hereunder, to the benefit of the Debentures Collateral Agent, the Holders and their respective successors, transferees and assigns.

                  Section 19.12. Reinstatement. This Agreement shall continue to be effective or be reinstated if at any time any amount received by the Debentures Collateral Agent or any Holder in respect of the Obligations is rescinded or must otherwise be restored or returned by the Debentures Collateral Agent or any Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Pledgor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for the Pledgor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

                  Section 19.13. Survival of Provisions. All representations, warranties and covenants of the Pledgor contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by the Pledgor of the Obligations and the fulfillment of the conditions set forth in Section 19.17.

                  Section 19.14. Waivers. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

                  Section 19.15. Authority of the Collateral Agent.

                  (a) The Debentures Collateral Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Debentures Collateral Agent by the terms hereof, together with such powers as are reasonably incident thereto. The Debentures Collateral Agent may perform any of its duties hereunder or in connection with the Debentures Pledged Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Debentures Collateral Agent nor any director, officer, employee, attorney or agent of the Debentures Collateral Agent shall be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Debentures Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. The Pledgor agrees to indemnify and hold harmless the Debentures Collateral Agent, the Holders and any other person from and against any and all costs, expenses (including the reasonable fees and disbursements of counsel (including, the allocated costs of inside counsel)), claims and liabilities incurred by the Debentures Collateral Agent, the Holders or such person hereunder, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Debentures Collateral Agent, the Holders or such person.

                  (b) The Pledgor acknowledges that the rights and responsibilities of the Debentures Collateral Agent under this Agreement with respect to any action taken by the Debentures Collateral Agent or the exercise or non-exercise by the Debentures Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Debentures Collateral Agent and the Holders, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Debentures Collateral Agent and the Pledgor, the Debentures Collateral Agent shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

                  Section 19.16. Resignation or Removal of the Collateral Agent. Until such time as the Obligations shall have been paid in full, the Debentures Collateral Agent may at any time, by giving written notice to the Pledgor and Holders, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Debentures Collateral Agent and (ii) the acceptance of such appointment by such successor Debentures Collateral Agent. As promptly as practicable after the giving of any such notice, the Holders shall appoint a successor Debentures Collateral Agent, which successor Debentures Collateral Agent shall be reasonably acceptable to the Pledgor. If no successor Debentures Collateral Agent shall be appointed and shall have accepted such appointment within

90 days after the Debentures Collateral Agent gives the aforesaid notice of resignation, the Debentures Collateral Agent may apply to any court of competent jurisdiction to appoint a successor Debentures Collateral Agent to act until such time, if any, as a successor shall have been appointed as provided in this
Section 19.16. Any successor so appointed by such court shall immediately and without further act be superseded by any successor Debentures Collateral Agent appointed by the Holders, as provided in this Section 19.16. Simultaneously with its replacement as Debentures Collateral Agent hereunder, the Debentures Collateral Agent so replaced shall deliver to its successor all documents, instruments, certificates and other items of whatever kind (including, without limitation, the certificates and instruments evidencing the Debentures Pledged Collateral and all instruments of transfer or assignment) held by it pursuant to the terms hereof. The Debentures Collateral Agent that has resigned shall be entitled to fees, costs and expenses to the extent incurred or arising, or relating to events occurring, before its resignation or removal.

                  Section 19.17. Release; Termination of Agreement. Subject to the provisions of Section 19.12 hereof and the penultimate sentence of this
Section 19.17, this Agreement shall terminate (i) upon full and final payment and performance of the Obligations (and upon receipt by the Debentures Collateral Agent of the Pledgor's written certification that all such Obligations have been satisfied, the Trustee's written certification as required by Section 12.05 of the Indenture, and such other evidence reasonably satisfactory to the Debentures Collateral Agent that such Obligations have been satisfied, and the satisfaction of any additional applicable conditions set forth in the Indenture) and payment in full of all fees and expenses owing by the Pledgor to the Debentures Collateral Agent or (ii) on the day after the first anniversary of the defeasance of all of the Obligations pursuant to
Article 8 of the Indenture (other than those surviving Obligations specified therein). At such time, the Debentures Collateral Agent shall upon receipt of a Release Certificate as provided for by Section 4(b) above, reassign and redeliver all of the Debentures Pledged Collateral hereunder that has not been sold, disposed of, retained or applied by the Debentures Collateral Agent in accordance with the terms of such Release Certificate. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not terminate unless and until a Release Certificate is provided to the Debentures Collateral Agent as provided above. Such reassignment and redelivery shall be without warranty by or recourse to the Debentures Collateral Agent, except as to the absence of any prior assignments by the Debentures Collateral Agent of its interest in the Debentures Pledged Collateral, and shall be at the expense of the Pledgor.

                  Section 19.18. Final Expression. This Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

                  Section 19.19. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Damages.

                  (i) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR, THE DEBENTURES COLLATERAL AGENT AND THE HOLDERS IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

                  (ii) EXCEPT AS PROVIDED IN THE NEXT PARAGRAPH AND IN PARAGRAPH (vi) BELOW, THE PLEDGOR, THE DEBENTURES COLLATERAL AGENT AND THE HOLDERS AGREE THAT ALL DISPUTES BETWEEN OR AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT THE PLEDGOR, THE DEBENTURES COLLATERAL AGENT AND THE HOLDERS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. THE PLEDGOR WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

                  (iii) THE PLEDGOR AGREES THAT THE DEBENTURES COLLATERAL AGENT SHALL, IN ITS OWN NAME OR IN THE NAME AND ON BEHALF OF ANY HOLDER, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE DEBENTURES PLEDGED COLLATERAL IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH TO ENABLE THE DEBENTURES COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE DEBENTURES COLLATERAL AGENT. THE PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE DEBENTURES COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE DEBENTURES COLLATERAL AGENT. THE PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE DEBENTURES COLLATERAL AGENT HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

                  (iv) THE PLEDGOR, THE DEBENTURES COLLATERAL AGENT AND THE HOLDERS EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                  (v) THE PLEDGOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PLEDGOR AT ITS ADDRESS SET FORTH IN SECTION 13.02 OF THE INDENTURE, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) BUSINESS DAYS AFTER SUCH MAILING.

                  (vi) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE DEBENTURES COLLATERAL AGENT OR ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE PLEDGOR IN ANY OTHER JURISDICTION.

                  (vii) THE PLEDGOR HEREBY AGREES THAT NEITHER THE DEBENTURES COLLATERAL AGENT NOR ANY HOLDER SHALL HAVE ANY LIABILITY TO THE PLEDGOR (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE DEBENTURES COLLATERAL AGENT OR SUCH HOLDER, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE DEBENTURES COLLATERAL AGENT OR SUCH HOLDER, AS THE CASE MAY BE, CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                  (viii) THE PLEDGOR WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE DEBENTURES COLLATERAL AGENT OR ANY HOLDER OF ITS RIGHTS DURING THE CONTINUANCE OF AN EVENT OF DEFAULT TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS. THE PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE DEBENTURES COLLATERAL AGENT OR ANY HOLDER IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE DEBENTURES COLLATERAL AGENT OR ANY HOLDER, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN THE PLEDGOR, THE DEBENTURES COLLATERAL AGENT AND THE HOLDERS.

                  Section 19.20. Acknowledgments. The Pledgor hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

                  (b) neither the Debentures Collateral Agent nor any Holder has any fiduciary relationship to the Pledgor, and the relationship between the Debentures Collateral Agent and the Holders, on the one hand, and the Pledgor, on the other hand, is solely that of a secured party and a creditor; and

                  (c) no joint venture exists among the Holders or among the Pledgor and the Holders.

                            [Signature Page Follows]

                        [Pledge Agreement Signature Page]

                                        PLEDGOR:

                                        EXCEL LEGACY CORPORATION
                                        a Delaware corporation


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        DEBENTURES COLLATERAL AGENT:

                                        NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION


                                        By:_____________________________________
                                           Name:
                                           Title:

                                    EXHIBIT A

           [FORM OF DEBENTURES COLLATERAL IDENTIFICATION CERTIFICATE]

         This Certificate is provided by Excel Legacy Corporation, a Delaware corporation (the "Pledgor"), pursuant to:

         (i) that certain Pledge Agreement (the "Debentures Pledge Agreement") dated as of _______, 1999 by and between Pledgor and Norwest Bank Minnesota, National Association (the "Debentures Collateral Agent"), pursuant to which Pledgor has granted to the Debentures Collateral Agent, as collateral agent for the holders of the Pledgor's 9.0% Convertible Redeemable Subordinated Secured Debentures due 2004 (the "Debentures") issued pursuant to an Indenture (the "Debentures Indenture") dated as of _______, 1999 by and between Pledgor and the Debentures Collateral Agent, a security interest (the "Debentures Security Interest") in certain property of the Pledgor (the "Debentures Pledged Collateral"), including certain shares (the "Debentures Pledged Shares") of the common stock, par value $.0001 per share of Price Enterprises Inc., a Maryland corporation ("the Common Stock"), in order to secure the obligations of the Pledgor under the Debentures Indenture; and

         (ii) that certain Pledge Agreement (the "Price Note Pledge Agreement") dated as of _________, 1999 by and between Pledgor and James F. Cahill (the "Price Note Collateral Agent"), pursuant to which the Pledgor has granted to the Price Note Collateral Agent, as collateral agent in favor of the holders of the Pledgor's Secured Promissory Notes (the "Price Note") issued pursuant to that certain Note Purchase Agreement by and between the Pledgor and The Sol and Helen Price Trust dated as of _______, 1999 (the "Price Note Purchase Agreement"), a security interest in certain property of the Pledgor (the "Price Note Pledged Collateral"), including all of the shares of Common Stock of Price Enterprises, Inc. (the "Price Note Pledged Shares"), in order to secure the obligations of the Pledgor under the Price Note and the Price Note Purchase Agreement.

         Pledgor hereby certifies and confirms to the Debentures Collateral Agent and the Price Note Collateral Agent as follows:

         (a) Concurrently herewith, Pledgor is issuing $_______ principal amount of Debentures in accordance with the Debentures Indenture (for purposes of this Certificate, the "Incremental Debentures");

         (b) In accordance with Section 3 of the Debentures Pledge Agreement and Section 3(a) of the Price Note Pledge Agreement, Pledgor confirms that the property identified on Schedule 1 hereto constitutes Incremental Debentures Pledged Shares pledged to the Debentures Collateral Agent, and that such Incremental Debentures Pledged Shares, together with any Incremental Debentures Pledged Shares identified in any previous Debentures Collateral Identification Certificate, constitute "Debentures Pledged Shares" for purposes of the Debentures Pledge Agreement and the Price Note Pledge Agreement.

         (c) The Pledgor consents to the agreements of the Debentures Collateral Agent and the Price Note Collateral Agent confirmed below in this Certificate, and the Pledgor waives any right to object to the performance of any of said agreements.

         (d) Pledgor acknowledges and agrees that the Debentures Collateral Agent and the Price Note Collateral Agent shall rely upon the foregoing certifications in taking actions under the Debentures Pledge Agreement and the Price Note Pledge Agreement, respectively.

         IN WITNESS WHEREOF, Pledgor has executed this Certificate as of ________, ______.

                                        EXCEL LEGACY CORPORATION,

                                        a Delaware corporation

                                        By:_____________________________________
                                           Name:
                                           Title:

                  ACKNOWLEDGMENT OF DEBENTURES COLLATERAL AGENT

         The undersigned hereby certifies and confirms to the Price Note Collateral Agent as follows:

         (a) The undersigned is the "Collateral Agent" under the Debentures Pledge Agreement referenced above,

         (b) The Debentures Collateral Agent acknowledges the security interest and pledge of the Debentures Pledged Collateral pursuant to the Price Note Pledge Agreement. Until the earlier to occur of the termination of the Debentures Pledge Agreement or the Price Note Pledge Agreement, the Debentures Collateral Agent agrees to hold the Debentures Pledged Collateral for itself and for the Price Note Collateral Agent, in order to perfect the security interest in the Debentures Pledged Collateral for itself under the Debentures Pledge Agreement and for the Price Note Collateral Agent under the Price Note Pledge Agreement. The Debentures Collateral Agent shall not be required to hold, and agrees that it will not hold, the Debentures Pledged Collateral for any person other than the Holders and the Price Note Collateral Agent in order to perfect a security interest in the Debentures Pledged Collateral.

         (c) The Debentures Collateral Agent agrees to not release any Debentures Pledged Collateral except pursuant to a Release Certificate and, if applicable, an accompanying Acknowledgment of Price Note Collateral Agent, as provided for by Section 4 of the Debentures Pledge Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________, _____.

                                        NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION,


                                        By:_____________________________________
                                           Name:
                                           Title:

                  ACKNOWLEDGMENT OF PRICE NOTE COLLATERAL AGENT

         The undersigned certifies to the Debentures Collateral Agent under the Debentures Pledge Agreement referenced above as follows:

         (a) The undersigned is the "Collateral Agent" under the Price Note Pledge Agreement referenced above,

         (b) The security interest granted in favor of the undersigned, as Price Note Collateral Agent, in the property described in (i) Schedule 1 attached to this Certificate or (ii) any previous Debentures Collateral Identification Certificate executed by the Price Note Collateral Agent, is subject and subordinate to the security interest granted in such property to the Debentures Collateral Agent under the Debentures Pledge Agreement. Said priority shall be applicable irrespective of the time or order of attachment or perfection of the respective security interests or the time of filing of any financing statements pertaining thereto, or any statutes, rules of law, or court decisions to the contrary.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________, _____.


                                        ----------------------------------
                                        JAMES F. CAHILL

                                    EXHIBIT B

                          [FORM OF RELEASE CERTIFICATE]

         This Certificate is provided by Excel Legacy Corporation, a Delaware corporation (the "Pledgor"), pursuant to:

         (i) that certain Pledge Agreement (the "Debentures Pledge Agreement") dated as of _______, 1999 by and between Pledgor and Norwest Bank Minnesota, National Association (the "Debentures Collateral Agent"), pursuant to which Pledgor has granted to the Debentures Collateral Agent, as collateral agent for the holders of the Pledgor's 9.0% Convertible Redeemable Subordinated Secured Debentures due 2004 (the "Debentures") issued pursuant to an Indenture (the "Debentures Indenture") dated as of _______, 1999 by and between Pledgor and the Debentures Collateral Agent, a security interest (the "Debentures Security Interest") in certain property of the Pledgor (the "Debentures Pledged Collateral"), including certain shares (the "Debentures Pledged Shares") of the common stock, par value $.0001 per share of Price Enterprises Inc., a Maryland corporation ("the Common Stock"), in order to secure the obligations of the Pledgor under the Debentures Indenture; and

         (ii) that certain Pledge Agreement (the "Price Note Pledge Agreement") dated as of _________, 1999 by and between Pledgor and James F. Cahill (the "Price Note Collateral Agent"), pursuant to which the Pledgor has granted to the Price Note Collateral Agent, as collateral agent in favor of the holders of the Pledgor's Secured Promissory Notes (the "Price Note") issued pursuant to that certain Note Purchase Agreement by and between the Pledgor and The Sol and Helen Price Trust dated as of _______, 1999 (the "Price Note Purchase Agreement"), a security interest in certain property of the Pledgor (the "Price Note Pledged Collateral"), including all of the shares of Common Stock of Price Enterprises, Inc. (the "Price Note Pledged Shares"), in order to secure the obligations of the Pledgor under the Price Note and the Price Note Purchase Agreement.

         Pledgor hereby certifies and confirms to the Debentures Collateral Agent and the Price Note Collateral Agent as follows:

         (a) Concurrently herewith, Pledgor is repurchasing, redeeming or defeasing Debentures, or the holders thereof are converting Debentures, in the aggregate principal amount of:

          $__________________________________________________________;

and, in accordance with Section 4 of the Debentures Pledge Agreement, instructs the Debentures Collateral Agent to release from the pledge and security interest created by Section 1 of the Debentures Pledge Agreement the following number of Debentures Pledged Shares (equal to 117.647 Debentures Pledged Shares for each $1,000 in principal amount of Debentures subject to such repurchase, redemption, defeasance or conversion):

         ______________________________________________________ shares.

         (b) Pledgor represents to the Debentures Collateral Agent and instructs as follows (check applicable box):

             [ ] The Pledgor has satisfied all obligations under the Price Note and the Price Note Purchase Agreement. The Pledgor instructs the Debentures Collateral Agent to deliver the Debentures Pledged Shares to the Pledgor in accordance with the Debentures Pledge Agreement.

             [ ] The Pledgor has not satisfied all obligations under the Price Note and the Price Note Purchase Agreement. The Pledgor instructs the Debentures Collateral Agent to deliver the Debentures Pledged Shares to the Price Note Collateral Agent. The Pledgor waives any right to receive the Debentures Pledged Shares from the Debentures Collateral Agent.

         (c) Pledgor acknowledges and agrees that the Debentures Collateral Agent shall rely upon the foregoing certifications in taking actions under the Debentures Pledge Agreement.

         IN WITNESS WHEREOF, Pledgor has executed this Certificate as of ________, ______.

                                       EXCEL LEGACY CORPORATION,
                                       a Delaware corporation

                                       By:_____________________________________
                                          Name:
                                          Title:

                  ACKNOWLEDGMENT OF PRICE NOTE COLLATERAL AGENT

         The undersigned certifies to the Debentures Collateral Agent under the Debentures Pledge Agreement referenced above as follows:

         (a) The undersigned is the "Collateral Agent" under the Price Note Pledge Agreement referenced above,

         (b) The representation of the Pledgor in Paragraph (b) of the above Release Certificate is true and correct, and the Debentures Pledged Shares which are the subject of the above Release Certificate shall be delivered in accordance with the instructions contained in said Paragraph.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________, _____.

                                       __________________________________
                                       JAMES F. CAHILL

                                    EXHIBIT C

                          [FORM OF PAYMENT CERTIFICATE]

         This Certificate is provided by James F. Cahill, (the "Price Notes Collateral Agent"), pursuant to:

         (i) that certain Pledge Agreement (the "Debentures Pledge Agreement") dated as of _______, 1999 by and between Pledgor and Norwest Bank Minnesota, National Association (the "Debentures Collateral Agent"), pursuant to which Pledgor has granted to the Debentures Collateral Agent, as collateral agent for the holders of the Pledgor's 9.0% Convertible Redeemable Subordinated Secured Debentures due 2004 (the "Debentures") issued pursuant to an Indenture (the "Debentures Indenture") dated as of _______, 1999 by and between Pledgor and the Debentures Collateral Agent, a security interest (the "Debentures Security Interest") in certain property of the Pledgor (the "Debentures Pledged Collateral"), including certain shares (the "Debentures Pledged Shares") of the common stock, par value $.0001 per share of Price Enterprises Inc., a Maryland corporation ("the Common Stock"), in order to secure the obligations of the Pledgor under the Debentures Indenture; and

         (ii) that certain Pledge Agreement (the "Price Note Pledge Agreement") dated as of _________, 1999 by and between Pledgor and James F. Cahill (the "Price Note Collateral Agent"), pursuant to which the Pledgor has granted to the Price Note Collateral Agent, as collateral agent in favor of the holders of the Pledgor's Secured Promissory Notes (the "Price Note") issued pursuant to that certain Note Purchase Agreement by and between the Pledgor and The Sol and Helen Price Trust dated as of _______, 1999 (the "Price Note Purchase Agreement"), a security interest in certain property of the Pledgor (the "Price Note Pledged Collateral"), including all of the shares of Common Stock of Price Enterprises, Inc. (the "Price Note Pledged Shares"), in order to secure the obligations of the Pledgor under the Price Note and the Price Note Purchase Agreement.

         The Price Note Collateral Agent hereby certifies and confirms to the Debentures Collateral Agent as follows:

         The Pledgor has satisfied all obligations under the Price Note and the Price Note Purchase Agreement. The Debentures Collateral Agent shall, from and after the date of this Certificate, deliver the Debentures Pledged Shares to the Pledgor in accordance with the Debentures Pledge Agreement and the Price Note Collateral Agent hereby waives any right to receive the Debentures Pledged Shares from the Debentures Collateral Agent.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________, _____.

                                       __________________________________
                                       JAMES F. CAHILL